==============================

                            WATERFORD GAMING, L.L.C.

                                       and

                         WATERFORD GAMING FINANCE CORP.

                                    Issuers,

                                       and

                               FLEET NATIONAL BANK

                                     Trustee

                            ------------------------

                                    INDENTURE


                          Dated as of November 8, 1996

                         ------------------------------

                                   $65,000,000
                          12 3/4% Senior Notes due 2003

                         ==============================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE...............   1

SECTION 1.1.   Definitions..................................................   1
SECTION 1.2.   Incorporation by Reference of TIA............................  16
SECTION 1.3.   Rules of Construction........................................  16

                                  ARTICLE II
                                THE SECURITIES..............................  17

SECTION 2.1.   Form and Dating..............................................  17
SECTION 2.2.   Execution and Authentication.................................  17
SECTION 2.3.   Registrar and Paying Agent...................................  18
SECTION 2.4.   Paying Agent to Hold Assets in Trust.........................  19
SECTION 2.5.   Securityholder Lists.........................................  20
SECTION 2.6.   Transfer and Exchange........................................  20
SECTION 2.7.   Replacement Securities.......................................  27
SECTION 2.8.   Outstanding Securities.......................................  28
SECTION 2.9.   Treasury Securities..........................................  28
SECTION 2.10.  Temporary Securities.........................................  28
SECTION 2.11.  Cancellation.................................................  29
SECTION 2.12.  Defaulted Interest...........................................  29

                                    ARTICLE III
                                    REDEMPTION..............................  30

SECTION 3.1.   Right of Redemption..........................................  30
SECTION 3.2.   Notices to Trustee...........................................  32
SECTION 3.3.   Selection of Securities to Be Redeemed.......................  32
SECTION 3.4.   Notice of Redemption.........................................  33
SECTION 3.5.   Effect of Notice of Redemption...............................  34
SECTION 3.6.   Deposit of Redemption Price..................................  34
SECTION 3.7.   Securities Redeemed in Part..................................  35

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                                   ARTICLE IV
                                    COVENANTS...............................  35

SECTION 4.1.   Payment of Securities........................................  35
SECTION 4.2.   Maintenance of Office or Agency..............................  36
SECTION 4.3.   Limitation on Restricted Payments............................  36
SECTION 4.4.   Corporate and Limited Liability Company Existence............  37
SECTION 4.5.   Payment of Taxes and Other Claims............................  38
SECTION 4.6.   Compliance Certificate; Notice of Default....................  38
SECTION 4.7.   Reports......................................................  38
SECTION 4.8.   Limitation on Status as Investment Company...................  39
SECTION 4.9.   Limitation on Transactions with Affiliates...................  39
SECTION 4.10.  Limitation on Indebtedness and Disqualified Capital Stock....  39
SECTION 4.11.  Limitation on Liens..........................................  40
SECTION 4.12.  Limitation on Sale of Assets.................................  40
SECTION 4.13.  Covenants with Respect to the Manager........................  40
SECTION 4.14.  Limitation on Activities of the Issuers......................  41
SECTION 4.15.  Acceptance of Remaining Excess Cash Purchase Offers
                 and Change of Control Offers...............................  41
SECTION 4.16.  Waiver of Stay, Extension or Usury Laws......................  42
SECTION 4.17.  Limitation on Merger, Sale or Consolidation..................  43

                                    ARTICLE V
                         EVENTS OF DEFAULT AND REMEDIES.....................  43

SECTION 5.1.   Events of Default............................................  43
SECTION 5.2.   Acceleration of Maturity Date; Rescission and Annulment......  45
SECTION 5.3.   Collection of Indebtedness and Suits for Enforcement by
                 Trustee....................................................  46
SECTION 5.4.   Trustee May File Proofs of Claim.............................  47
SECTION 5.5.   Trustee May Enforce Claims Without Possession of
                 Securities.................................................  48
SECTION 5.6.   Priorities...................................................  48
SECTION 5.7.   Limitation on Suits..........................................  49
SECTION 5.8.   Unconditional Right of Holders to Receive Principal,
                 Premium and  Interest......................................  50
SECTION 5.9.   Rights and Remedies Cumulative...............................  50
SECTION 5.10.  Delay or Omission Not Waiver.................................  50

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SECTION 5.11.  Control by Holders...........................................  50
SECTION 5.12.  Waiver of Past Default.......................................  51
SECTION 5.13.  Undertaking for Costs........................................  52
SECTION 5.14.  Restoration of Rights and Remedies...........................  52

                                   ARTICLE VI
                                     TRUSTEE................................  52

SECTION 6.1.   Duties of Trustee............................................  52
SECTION 6.2.   Rights of Trustee............................................  54
SECTION 6.3.   Individual Rights of Trustee.................................  55
SECTION 6.4.   Trustee's Disclaimer.........................................  55
SECTION 6.5.   Notice of Default............................................  56
SECTION 6.6.   Reports by Trustee to Holders................................  56
SECTION 6.7.   Compensation and Indemnity...................................  56
SECTION 6.8.   Replacement of Trustee.......................................  57
SECTION 6.9.   Successor Trustee by Merger, Etc.............................  58
SECTION 6.10.  Eligibility; Disqualification................................  59
SECTION 6.11.  Preferential Collection of Claims Against Issuers............  59

                                   ARTICLE VII
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE................  59

SECTION 7.1.   Option to Effect Legal Defeasance or Covenant Defeasance.....  59
SECTION 7.2.   Legal Defeasance and Discharge...............................  59
SECTION 7.3.   Covenant Defeasance..........................................  60
SECTION 7.4.   Conditions to Legal or Covenant Defeasance...................  60
SECTION 7.5.   Deposited Cash and U.S. Government Obligations to be
                 Held in Trust; Other Miscellaneous Provisions..............  62
SECTION 7.6.   Repayment to the Issuers.....................................  62
SECTION 7.7.   Reinstatement................................................  63

                                  ARTICLE VIII
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS..................  64

SECTION 8.1.   Supplemental Indentures Without Consent of Holders...........  64
SECTION 8.2.   Amendments, Supplemental Indentures and Waivers with
                 Consent of Holders.........................................  64

                                                                            Page
                                                                            ----
SECTION 8.3.   Compliance with TIA..........................................  66
SECTION 8.4.   Revocation and Effect of Consents............................  66
SECTION 8.5.   Notation on or Exchange of Securities........................  67
SECTION 8.6.   Trustee to Sign Amendments, Etc..............................  67

                                   ARTICLE IX
                           RIGHT TO REQUIRE REPURCHASE......................  68

SECTION 9.1.   Repurchase of Securities at Option of the Holder Upon a
                 Change of Control..........................................  68

                                    ARTICLE X
                                    SECURITY................................  71

SECTION 10.1.  Security Interest............................................  71
SECTION 10.2.  Recording; Opinions of Counsel...............................  71
SECTION 10.3.  Cash Collateral Account......................................  72
SECTION 10.4.  Certain Releases of Collateral...............................  73
SECTION 10.5.  Payment of Expenses..........................................  73
SECTION 10.6.  Suits to Protect the Collateral..............................  73
SECTION 10.7.  Trustee's Duties.............................................  73

                                   ARTICLE XI
                                  MISCELLANEOUS.............................  74

SECTION 11.1.  TIA Controls.................................................  74
SECTION 11.2.  Notices......................................................  74
SECTION 11.3.  Communications by Holders with Other Holders.................  75
SECTION 11.4.  Certificate and Opinion as to Conditions Precedent...........  76
SECTION 11.5.  Statements Required in Certificate or Opinion................  76
SECTION 11.6.  Rules by Trustee, Paying Agent, Registrar....................  77
SECTION 11.7.  Non-Business Days............................................  77
SECTION 11.8.  Governing Law................................................  77
SECTION 11.9.  No Adverse Interpretation of Other Agreements................  78
SECTION 11.10. No Recourse against Others...................................  78
SECTION 11.11. Successors...................................................  78
SECTION 11.12. Duplicate Originals..........................................  78
SECTION 11.13. Severability.................................................  78

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                                                                            Page
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SECTION 11.14. Table of Contents, Headings, Etc.............................  79

SIGNATURES..................................................................  80
Exhibit A................................................................... A-1

            INDENTURE, dated as of November 8, 1996, by and among Waterford Gaming, L.L.C., a Delaware limited liability company ("the Company"), and Waterford Gaming Finance Corp., a Delaware corporation ("Finance" and, together with Gaming, the "Issuers") and Fleet National Bank, as Trustee.

            Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Issuers' 12 3/4% Senior Notes due 2003:

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

            SECTION 1.1. Definitions.

            "Acceleration Notice" shall have the meaning specified in Section
5.2.

            "Account" means the Account as defined in the Cash Collateral and Disbursement Account.

            "Acquisition" means the purchase or other acquisition of any person or substantially all the assets of any person by any other person, whether by purchase, stock purchase, merger, consolidation, or other transfer, and whether or not for consideration.

            "Affiliate" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with such person. For purposes of this definition, the term "control" means the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, provided, however, that with respect to ownership interests in the Company a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control.

            "Affiliate Transaction" shall have the meaning specified in Section 4.9.

            "Agent" means any authenticating agent, Registrar, Paying Agent or transfer agent.

            "Asset Sale" shall have the meaning specified in Section 4.12.

            "Authority" means the Mohegan Tribal Gaming Authority.

            "Bankruptcy Law" means Title 11, U.S. Code, or any similar Federal, state or foreign law for the relief of debtors.

            "Beneficial Owner" or "beneficial owner" has the meaning attributed to it in Rules l3d-3 and l3d-5 under the Exchange Act (as in effect on the Issue
Date), whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

            "Board of Directors", "Board of Managers" or "Board" means, with respect to any Person, the Board of Directors or Board of Managers of such Person or any committee of the Board of Directors or Board of Managers of such Person authorized, with respect to any particular matter, to exercise the power of the Board of Directors or Board of Managers of such Person.

            "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors or the Board of Managers of such Person.

            "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York or Hartford, Connecticut are authorized or obligated by law or executive order to close.

            "Buy Out Notice" has the meaning set forth in Section 4.03 of the Partnership Agreement.

            "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

            "Capitalized Lease Obligation" means rental obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations, as determined in accordance with GAAP.

            "Cash" or "cash" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

            "Cash Collateral and Disbursement Agreement" means the cash collateral and disbursement agreement, dated the date hereof, among the Disbursement Agent, the Trustee and the Company.

            "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $300 million, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper rated A-1 or the equivalent thereof by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group and in each case maturing within one year after the date of acquisition and (vi) investment funds investing solely in securities of the types described in clauses (ii) - (v) above.

            "Change of Control" means any event, the result of which is that Len Wolman and Mark Wolman and their Permitted Assignees cease in the aggregate to be the Beneficial Owners of at least 40% of the total voting power in the aggregate of the Company.

            "Change of Control Offer" shall have the meaning specified in
Section 9.1.

            "Change of Control Offer Period" shall have the meaning specified in
Section 9.1.

            "Change of Control Purchase Date" shall have the meaning specified in Section 9.1.

            "Change of Control Purchase Price" shall have the meaning specified in Section 9.1.

            "Closing" has the meaning set forth in Section 4.03 of the Partnership Agreement.

            "Collateral" means the Subordinated Notes and Cash and Cash Equivalents pledged by the Issuers pursuant to the Collateral Agreements to secure their obligations hereunder.

            "Collateral Agreements" means the Pledge Agreement and the Cash Collateral and Disbursement Agreement.

            "Commission" means the SEC.

            "Company" means Waterford Gaming L.L.C.

            "Company Excess Cash" means at any date of determination all cash and Cash Equivalents held by the Company in excess of $10 million, provided, however, if the principal amount of Securities then outstanding, together with accrued and unpaid interest and Liquidated Damages, if any, thereon, is less than $10 million, then the Company shall treat all cash and Cash Equivalents held by the Company as Company Excess Cash.

            "Covenant Defeasance" shall have the meaning specified in Section
7.3.

            "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

            "Default" means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

            "Defaulted Interest" shall have the meaning specified in Section
2.12.

            "Definitive Securities" means Securities that are in the form of the Security attached hereto as Exhibit A that do not include the information called for by footnotes 1 and 3 thereof.

            "Depositary" means, with respect to the Securities issuable or issued in whole or in part in global form, the person specified in Section 2.3 as the Depositary with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

            "Disbursement Agent" means Fleet National Bank, the disbursement agent under the Cash Collateral and Disbursement Agreement.

            "Disqualified Capital Stock" means with respect to any person, Equity Interests of such person that, by its terms or by the terms of any security into which it is then convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Securities.

            "DTC" shall have the meaning specified in Section 2.3.

            "Equity Interest" of any Person means any shares, interests, participations or other equivalents (however designated) in such Person's equity, and shall in any event include any Capital Stock issued by, or partnership interests in, such Person.

            "Estimation Period" means the period for which a partner who is an individual is required to estimate for federal income tax purposes his allocation of taxable income from a calendar year partnership in connection with determining his estimated federal income tax liability for such period.

            "Event of Default" shall have the meaning specified in Section 5.1.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

            "Exchange Securities" means the 12 3/4% Senior Notes due 2003 to be issued pursuant to this Indenture in connection with the offer to exchange Securities for the Initial Securities that may be made by the Issuers pursuant to the Registration Rights Agreement.

            "Finance" means Waterford Gaming Finance Corp.

            "First Tranche Completion Guarantee Subordinated Notes" means the first $15 million aggregate principal amount of Floating Rate Subordinated Notes issued by the Authority to Sun International in connection with Sun International's completion guarantee under the Management Agreement.

            "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, as in effect on the Issue Date.

            "Gaming Facility Development and Construction Agreement" means the Amended and Restated Gaming Facility Development and Construction Agreement, dated as of September 1, 1995, by and between the Mohegan Tribe and the Manager.

            "Gaming Regulatory Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or foreign government, any state, province or any city or other political subdivision, whether now or hereafter existing, or any officer or official thereof, including without limitation, any division of the Authority or any other agency with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Mohegan Tribe or the Authority.

            "Global Security" means a Security that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 3 to the form of Security attached hereto as Exhibit A.

            "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

            "Hotel/Resort Facility Development and Construction Agreement" means the Hotel/Resort Facility Development and Construction Agreement, dated as of July 28, 1994, by and between the Mohegan Tribe and the Manager.

            "Hotel/Resort Management Agreement" means the Hotel/Resort Management Agreement, dated July 28, 1994, by and between the Mohegan Tribe and the Manager.

            "Incur" or "Incurrence" shall have the meaning specified in Section 4.10.

            "Indebtedness" of any person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of any such person, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors, (iv) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (v) relating to any

Capitalized Lease Obligation, or (vi) evidenced by a letter of credit or a reimbursement obligation of such person with respect to any letter of credit;
(b) all net obligations of such person under Interest Swap and Hedging Obligations; (c) all liabilities and obligations of others of the kind described in the preceding clause (a) or (b) that such person has guaranteed or that is otherwise its legal liability or which are secured by any assets or property of such person and all obligations to purchase, redeem or acquire any Equity Interests; (d) any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b) or (c), or this clause (d), whether or not between or among the same parties; and (e) all Disqualified Capital Stock of such Person.

            "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

            "Initial Purchasers" means Bear, Stearns & Co. Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

            "Initial Securities" means the 12 3/4% Senior Notes due 2003, as supplemented from time to time in accordance with the terms hereof, issued under this Indenture on the Issue Date.

            "Interest Payment Date" means the stated due date of an installment of interest on the Securities.

            "Interest Swap and Hedging Obligation" means any obligation of any person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or floating rate of interest on the same notional amount.

            "Investment" by any person in any other person means (without duplication) (a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such person (whether for cash, property, services, securities or otherwise) of Capital Stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other person or any agreement to make any such acquisition; (b) the making by such person of any deposit with, or advance, loan or other extension of credit to, such other person (including the purchase of property from another person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable or deposits arising in the ordinary course of business); (c) the entering into by such person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other person; and (d) the making of any capital contribution by such person to such other person.

            "Issue Date" means the date of first issuance of the Securities under the Indenture.

            "Issuers" means each of the parties named as such in this Indenture.

            "Legal Defeasance" shall have the meaning specified in Section 7.2.

            "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

            "Liquidated Damages" shall mean liquidated damages payable by the Issuers to the Holders in connection with a Registration Default.

            "Management Agreement" means Amended and Restated Gaming Facility Management Agreement, dated August 30, 1995, between the Mohegan Tribe and the Manager.

            "Manager" means Trading Cove Associates, a Connecticut general partnership.

            "Maturity Date" means, when used with respect to any Security, the date specified on such Security as the fixed date on which the final installment of principal of such Security is due and payable (in the absence of any acceleration thereof pursuant to the provisions of this Indenture regarding acceleration of Indebtedness or any Change of Control Offer).

            "Mohegan Sun" means the Mohegan Sun Casino.

            "Mohegan Tribe" means the Mohegan Tribe of Indians of Connecticut.

            "Note Purchase Agreement" means the Note Purchase Agreement, dated as of September 29, 1995, between the Authority and Sun International.

            "Notice of Default" shall have the meaning specified in Section 5.1(d).

            "Obligation" means any principal, premium or interest payment, or monetary penalty, or damages, or purchase price due by any of the Issuers under the terms of the Securities or the Indenture, including any Liquidated Damages due pursuant to the terms of the Registration Rights Agreement.

            "Offering Memorandum" means the offering memorandum, dated November 5, 1996, relating to the Securities.

            "Officer" means, with respect to the Issuers, the Chief Executive Officer, the President, any Executive or Senior Vice President, the Chief Financial Officer, the Treasurer, the Controller or the Secretary.

            "Officers' Certificate" means, with respect to the Issuers, a certificate signed by two Officers or by an Officer and an Assistant Secretary of both of the Issuers, and otherwise complying with the requirements of Sections 11.4 and 11.5, and delivered to the Trustee or an Agent, as applicable.

            "Omnibus Agreement" means the Omnibus Financing Agreement, dated as of September 21, 1995, between the Manager and Sun International, as amended through the Issue Date.

            "Operative Documents" means, collectively, the Partnership Agreement, the Omnibus Agreement, the Note Purchase Agreement, the Subordinated Notes, the Management Agreement, the Hotel/Resort Management Agreement, the Hotel/Resort Facility Development and Construction Agreement and the Gaming Facility Development and Construction Agreement.

            "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee (which may include counsel to the Trustee or the Issuers including an employee of either of the Issuers) or an Agent, as applicable, complying with the requirements of Sections 11.4 and 11.5, and delivered to the Trustee or an Agent, as applicable.

            "Partnership Agreement" means the Amended and Restated Partnership Agreement of the Manager, dated as of September 21, 1994, by and among Sun Cove Ltd., RJH Development Corp., Slavik Suites, Inc., and LMW Investments, Inc, as amended through the Issue Date.

            "Paying Agent" shall have the meaning specified in Section 2.3.

            "Permitted Assignee" means (i) any immediate family member of Len and Mark Wolman, the estate of Len or Mark Wolman and any heirs upon distribution of such estate, and any partnership, trust or similar entity controlled by Len or Mark Wolman exclusively for their benefit and/or the benefit of immediate family members and (ii) any charitable organization upon whose board of directors or similar governing entity either Len or Mark Wolman serves.

            "Permitted Investment" means Investments in Cash Equivalents, First Tranche Completion Guarantee Subordinated Notes not in excess of $7.5 million original principal amount (plus accrued and unpaid interest and amounts due from the Manager under the Omnibus Agreement), Original Subordinated Notes not in excess of $19.2 million original principal amount (plus accrued and unpaid interest and amounts due from the Manager under the Omnibus Agreement), and the purchase of RJH Development Corp.'s interest in the Manager for $10.6 million.

            "Permitted Lien" means any of the following:

                  (a) Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Manager or the Issuers, as the case may be, in accordance with GAAP;

                  (b) statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business provided that (i) the underlying obligations are not overdue for a period of more than 30 days, or (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Manager or the Issuers, as the case may be, in accordance with GAAP;

                  (c) Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, per-formance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (d) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property, subject thereto (as such property is used by the Manager or the Issuers, as the case may be,) or interfere with the ordinary conduct of the business of the Manager or the Issuers, as the case may be;

                  (e) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto;

                  (f) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation;

                  (g) leases or subleases granted to other persons in the ordinary course of business not materially interfering with the conduct of the business of the Manager or the Issuers, as the case may be, or materially detracting from the value of the relative assets of the Manager or the Issuers, as the case may be, and

                  (h) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Manager or the Issuers, as the case may be, in the ordinary course of business.

            "Permitted Quarterly Tax Distributions" means quarterly distributions of Tax Amounts determined on the basis of the estimated taxable income of the Company, for the related Estimation Period, as determined by the Tax Amounts CPA in a statement filed with the Trustee; provided, however, that
(A) prior to any distributions of Tax Amounts the Company shall deliver an Officers' Certificate stating to the effect that the Company qualifies as a partnership or substantially similar pass-through entity for Federal income tax purposes and (B) at the time of such distributions, the most recent audited financial statements of the Company reflect that the Company was treated as a partnership or substantially similar pass-through entity for Federal income tax purposes for the period covered by such financial statements.

            "Person" or "person" means any corporation, individual, partnership, trust, unincorporated association, or a government or any agency or political subdivision thereof.

            "Pledge Agreement" means the note pledge agreement, dated the date hereof, by and between the Company and the Trustee.

            "Principal Corporate Trust Office of the Trustee" means the office of the Trustee as set forth in Section 11.2 and such other offices as the Trustee may designate from time to time.

            "Property" or "property" means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

            "Purchase Agreement" means the Purchase Agreement, dated November 5, 1996, by and among the Issuers and the Initial Purchasers.

            "Qualified Capital Stock" means any Equity Interests of any Person that is not Disqualified Capital Stock.

            "Quarterly Payment Period" means the period commencing on the tenth day and ending on and including the twentieth day of each month in which Federal individual estimated tax payments are due (provided that payments in respect of estimated state income taxes due in January may instead, at the option of the Company, be paid during the last five days of the immediately preceding December).

            "Record Date" means a Record Date specified in the Securities whether or not such Record Date is a Business Day.

            "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to Article III of this Indenture and Paragraphs 5, 6 and 7 in the form of Security attached hereto as Exhibit A.

            "Redemption Price," when used with respect to any Security to be redeemed, means the redemption price for such redemption pursuant to Paragraphs 5, 6 or 7 in the form of Security attached hereto as Exhibit A, which shall include, without duplication, in each case, accrued and unpaid interest and Liquidated Damages to the Redemption Date (subject to the provisions of Section 3.5).

            "Registrar" shall have the meaning specified in Section 2.3.

            "Registration Default" has the meaning set forth in Section 4 of the Registration Rights Agreement.

            "Registration Rights Agreement" means the Registration Rights Agreement dated as of the Issue Date, by and among the Issuers on the one hand, and the Initial Purchasers, on the other hand, providing for certain registration rights for the Securities.

            "Remaining Excess Cash Purchase Offers" has the meaning set forth in
Section 5.21 of the Note Purchase Agreement.

            "Restricted Payment" means, with respect to any person, (a) the declaration or payment of any dividend or other distribution in respect of Equity Interests of such person or any parent of such person (other than a dividend by the Company on the Issue Date not to exceed $10 million), (b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such person or any Affiliate or parent of such person, (c) any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Indebtedness, directly or indirectly, by such person or a parent prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness, other than mandatory or optional redemption of the Securities or pursuant to a Change of Control Offer or defeasance thereof as provided herein and (d) any Investment, other than a Permitted Investment, by such person; provided, however, that the term "Restricted Payment" does not include any dividend, distribution or other payment on or with respect to Equity Interests of an issuer to the extent payable solely in shares of Qualified Capital Stock of such issuer.

            "SEC" means the Securities and Exchange Commission.

            "Securities" means, collectively, the Initial Securities and, when and if issued as provided in the Registration Rights Agreement, the Exchange Securities.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

            "Securities Custodian" means the Registrar, as custodian with respect to the Securities in global form, or any successor entity thereto.

            "Securityholder" or "Holder" means the Person in whose name a Security is registered on the Registrar's books.

            "Special Record Date" for payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.12.

            "Stated Maturity," when used with respect to any Security, means November 15, 2003.

            "Subordinated Notes" means the Subordinated Notes due 2003 issued by the Authority pursuant to the Note Purchase Agreement and the completion guarantees under the Management Agreement.

            "Subsidiary," with respect to any person, means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by such person and one or more Subsidiaries of such person or by one or more Subsidiaries of such person, (ii) any other person (other than a corporation or partnership) in which such person, one or more Subsidiaries of such person, or such person and one or more Subsidiaries of such person, directly or indirectly, at the date of determination thereof has at least majority ownership interest, or (iii) a partnership in which such person or a Subsidiary of such person is, at the time, a general partner and in which such person, directly or indirectly, at the date of determination thereof has at least a majority ownership interest.

            "Sun International" means Sun International Hotels Limited, a corporation incorporated under the laws of the Commonwealth of The Bahamas, together with its Affiliates.

            "Tax Amounts" with respect to any taxable period shall not exceed an amount equal to (A) the product of (x) the taxable income of the Company for such period as determined by the Tax Amounts CPA and (y) the Tax Percentage reduced by (B) to the extent not previously taken into account, any income tax benefit attributable to the Company which could be realized (without regard to the actual realization) by its members in the current or any prior taxable year, or portion thereof, commencing on or after the Issue Date (including any tax losses or tax credits), computed at the applicable Tax Percentage for the year that such benefit is taken into account for purposes of this computation.

            "Tax Amounts CPA" means a nationally recognized certified public accounting firm.

            "Tax Percentage" means, for a particular taxable year, the highest effective marginal combined rate of Federal and state income tax, imposed on an individual taxpayer, as certified by the Tax Amounts CPA in a certificate filed with the Trustee. The rate of "state income tax" to be taken into account for purposes of determining the Tax Percentage for a particular taxable year shall be deemed to be the higher of (A) the highest Connecticut income tax rate imposed on individuals for such year or (B) the sum of (x) the highest Michigan income tax rate imposed on individuals for such year and (y) the Michigan intangibles tax rate.

            "TIA" means the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb), as in effect on the date of the execution of this Indenture; except as otherwise provided in Section 8.3.

            "Transfer Restricted Securities" means Securities that bear or are required to bear the legend set forth in Section 2.6 hereof.

            "True-up Amount" means, in respect of a particular taxable year, an amount determined by the Tax Amounts CPA equal to the difference between (i) the aggregate Permitted Quarterly Tax Distributions actually distributed in respect of such taxable year and (ii) the aggregate amount permitted to be distributed in respect of such year as determined by reference to the Company's Internal Revenue Service Form 1065 filed for such year. For purposes of this Agreement, the amount equal to the excess, if any, of the amount described in clause (i) above over the amount described in clause (ii) above shall be referred to as the "True-up Amount due to the Company" and the excess, if any, of the amount described in clause (ii) over the amount described in clause (i) shall be referred to as the "True-up Amount due to the members."

            "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means such successor.

            "Trust Officer" means any officer within the corporate trust administration division (or any successor group) of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by the Persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such trust matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            "U.S. Government Obligations" means direct non-callable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

            SECTION 1.2. Incorporation by Reference of TIA.

            Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

            "Commission" means the SEC.

            "indenture securities" means the Securities.

            "indenture securityholder" means a Holder or a Securityholder.

            "indenture to be qualified" means this Indenture.

            "indenture Trustee" or "institutional Trustee" means the Trustee.

            "obligor" on the indenture securities means the Issuers and any other obligor on the Securities.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them thereby.

            SECTION 1.3. Rules of Construction.

            Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and words in the plural include the singular;

                  (5) provisions apply to successive events and transactions;

                  (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

                  (7) references to Sections or Articles means reference to such Section or Article in this Indenture, unless stated otherwise.

                                   ARTICLE II

                                 THE SECURITIES

            SECTION 2.1. Form and Dating.

            The Securities and the Trustee's certificate of authentication, in respect thereof, shall be substantially in the form of Exhibit A hereto, which
Exhibit is part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage or the terms hereof. The Issuers shall approve the form of the Securities and any notation, legend or endorsement on them. Any such notations, legends or endorsements not contained in the form of Security attached as Exhibit A hereto shall be delivered in writing to the Trustee. Each Security shall be dated the date of its authentication.

            The terms and provisions contained in the form of Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

            SECTION 2.2. Execution and Authentication.

            Two Officers shall sign, or one Officer shall sign and one Officer shall attest to, the Security for the Issuers by manual or facsimile signature. The Issuers' seals shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

            If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the

Security, the Security shall be valid nevertheless and the Issuers shall nevertheless be bound by the terms of the Securities and this Indenture.

            A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security but such signature shall be conclusive evidence that the Security has been authenticated pursuant to the terms of this Indenture.

            The Trustee shall authenticate or cause to be authenticated the Initial Securities for original issue in the aggregate principal amount of up to $65,000,000 and shall authenticate Exchange Securities for original issue in the aggregate principal amount of up to $65,000,000, in each case upon a written order of the Issuers in the form of an Officers' Certificate provided that such Exchange Securities shall be issuable only upon the valid surrender for cancellation of Initial Securities of a like aggregate principal amount. The Officers' Certificate shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $65,000,000, except as provided in Section 2.7. Upon the written order of the Issuers in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of either of the Issuers.

            The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuers, any Affiliate of the Issuers, or any Subsidiaries of the Issuers.

            Securities shall be issuable only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof.

            SECTION 2.3. Registrar and Paying Agent.

            The Issuers shall maintain an office or agency where Securities may be presented for registration of transfer or exchange ("Registrar") and an office or agency of the Issuers where Securities may be presented for payment ("Paying Agent") and where notices and demands to or upon the Issuers in respect of the Securities may be served. The Issuers may act as Registrar or Paying Agent, except that for the purposes of Articles III, VII and IX and as otherwise specified in this Indenture, none of the Issuers or any Affiliate of either the Company or Finance shall act as Paying Agent. The

Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuers may have one or more co-Registrars and one or more additional Paying Agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional Paying Agent. The Issuers hereby initially appoint the Trustee as Registrar and Paying Agent, and by its signature hereto, the Trustee hereby agrees so to act. The Issuers may at any time change any Paying Agent or Registrar without notice to any Holder.

            The Issuers shall enter into an appropriate written agency agreement with any Agent (including the Paying Agent) not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent, and shall furnish a copy of each such agreement to the Trustee. The Issuers shall promptly notify the Trustee in writing of the name and address of any such Agent. If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such.

            The Issuers initially appoint The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Securities.

            The Issuers initially appoint the Registrar to act as Securities Custodian with respect to the Global Securities.

            Upon the occurrence of an Event of Default described in Section 5.1(e) or (f), the Trustee shall, or upon the occurrence of any other Event of Default by notice to the Issuers, the Registrar and the Paying Agent, the Trustee may, assume the duties and obligations of the Registrar and the Paying Agent hereunder.

            The Trustee is authorized to enter into a letter of representation with DTC in the form provided to the Trustee by the Issuers and to act in accordance with such letter.

            SECTION 2.4. Paying Agent to Hold Assets in Trust.

            The Issuers shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium or Liquidated Damages, if any, or interest on, the Securities (whether such assets have been distributed to it by the Issuers or any other obligor on the Securities), and shall notify the Trustee in writing of any Default in making any such payment. If either of the Issuers acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund for the benefit of the Holders or the Trustee. The Issuers at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default or any Event of Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Issuers to the Paying Agent, the Paying Agent (if other than either of the Issuers) shall have no further liability for such assets.

            SECTION 2.5. Securityholder Lists.

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee on or before the third Business Day preceding each Interest Payment Date and at such other times as the Trustee or any such Paying Agent may request in writing a list in such form and as of such date as the Trustee reasonably may require of the names and addresses of Holders and the Issuers shall otherwise comply with TIA ss. 312(a).

            SECTION 2.6. Transfer and Exchange.

                  (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar with a request:

                  (x) to register the transfer of such Definitive Securities; or

                  (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for registration of transfer or exchange:

                        (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuers and the Registrar duly executed by the Holder thereof or his attorney duly authorized in writing; and

                        (ii) in the case of Definitive Securities that are Transfer Restricted Securities, such request shall be accompanied by the following additional information and documents, as applicable:

                              (A) if such Transfer Restricted Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Security); or

                              (B) if such Transfer Restricted Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act, a certification to that effect (in substantially the form set forth on the reverse of the Security); or

                              (C) if such Transfer Restricted Security is being transferred (i) pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act, or (ii) pursuant to an effective registration statement under the Securities Act, or (iii) in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form set forth on the reverse of the Security) and if the Issuers or the Registrar so request, a customary opinion of counsel reasonably acceptable to the Issuers and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

                  (b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar, together with:

                        (i) if such Definitive Security is a Transfer Restricted Security, certification, substantially in the form set forth on the reverse of the Security, that such Definitive Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act; and

                        (ii) whether or not such Definitive Security is a Transfer Restricted Security, written instructions of the Holder directing the Registrar to make, or to direct the Securities Custodian to make, an endorsement on the Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, then the Registrar shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased accordingly. If no Global Securities are then outstanding, the Issuers shall issue and the Trustee shall authenticate a new Global Security in the appropriate principal amount.

                  (c) Transfer and Exchange of Global Securities. The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

                  (d) Transfer of a Beneficial Interest in a Global Security for a Definitive Security.

                        (i) Any Person having a beneficial interest in a Global Security may upon request exchange such beneficial interest for a Definitive Security. Upon receipt by the Registrar of written instructions or such other form of instructions as is customary for the Depositary from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Security and upon receipt by the Registrar of a written order or such other form of instructions as is customary for the Depositary or the Person designated by the Depositary as having such a beneficial interest in a Transfer Restricted Security only, the following additional information and documents (all of which may be submitted by facsimile):

                              (A) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification from such person to that effect (in substantially the form set forth on the reverse of the Security); or

                              (B) if such beneficial interest is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act a certification to that effect from the transferor (in substantially the form set forth on the reverse of the Security); or

                              (C) if such beneficial interest is being transferred (i) pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act, or (ii) pursuant to an effective registration statement under the Securities Act, or (iii) in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferee or transferor (in substantially the form set forth on the reverse of the Security) and if the Issuers or the Registrar so requests, a customary opinion of counsel from the transferee or transferor reasonably acceptable to the Issuers and to the Registrar to the effect that such transfer is in compliance with the Securities Act;

then the Registrar or the Securities Custodian, at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of the Global Security to be reduced and, following such reduction, the Issuers will execute and, upon receipt of an authentication order in the form of an Officers' Certificate, the Trustee or the Trustee's authenticating agent will authenticate and deliver to the transferee, a Definitive Security.

                        (ii) Definitive Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.6(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar. The Registrar shall deliver such

      Definitive Securities to the persons in whose names such Securities are so registered.

                  (e) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.6), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                  (f) Authentication of Definitive Securities in Absence of Depositary. If at any time:

                        (i) the Depositary for the Securities notifies the Issuers that the Depositary is unwilling, unable or ineligible to continue as Depositary for the Global Securities and a successor Depositary for the Global Securities is not appointed by the Issuers within 90 days after delivery of such notice; or

                        (ii) the Issuers, in their sole discretion, notify the Trustee and the Registrar in writing that they elect to cause the issuance of Definitive Securities under this Indenture,

then the Issuers will execute, and the Trustee, upon receipt of an Officers' Certificate requesting the authentication and delivery of Definitive Securities, will, or its authenticating agent will, authenticate and deliver Definitive Securities, in an aggregate principal amount equal to the principal amount of the Global Securities, in exchange for such Global Securities.

                  (g) Cancellation and/or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, repurchased or cancelled, such Global Security shall be returned to or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, repurchased or cancelled, the principal amount of Securities represented by such Global Security shall be reduced and an endorsement shall be made on such Global Security, by the Trustee or the Securities Custodian, at the direction of the Trustee, to reflect such reduction.

                  (h) Legends.

            (i) Except as permitted by the following paragraph (ii), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

            "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS THAT
            (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUEST), (2) TO THE ISSUERS OR (3)

            PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

            (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act:

            (A) in the case of any Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such transfer Restricted Security for a Definitive Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, in the case of a sale or transfer pursuant to Rule 144 under the Securities Act after delivery of a customary opinion of counsel; and

            (B) any such Transfer Restricted Security represented by a Global Security shall not be subject to the provisions set forth in (i) above (such sales or transfers being subject only to the provisions of Section 2.6(c) hereof); provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Security for a Definitive Security that does not bear a legend, which request is made in reliance upon Rule 144 under the Securities Act, the Holder thereof shall certify in writing (to be accompanied by a customary opinion of counsel) to the Registrar that such request is being made pursuant to Rule 144 under the Securities Act (such certification to be substantially in the form set forth on the reverse of the Security).

                  (i) Obligations with respect to Transfers and Exchanges of Definitive Securities.

                        (i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee or any authenticating agent of the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar's request.

                        (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax, assessment, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments, or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.2 (fourth paragraph), 2.10, 3.7, 8.5, or 9.1 (final paragraph)).

                        (iii) The Registrar shall not be required to register the transfer of or exchange (a) any Definitive Security selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Definitive Security being redeemed in part, or
      (b) any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase pursuant to Article IX hereof or a notice of redemption of Securities pursuant to Article III hereof and ending at the close of business on the day of such mailing.

                        (iv) Prior to due presentment for registration or transfer of any Security, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name the Security is registered as the absolute owner of such Security, and none of the Trustee, Agent or the Issuers shall be affected by notice to the contrary.

            SECTION 2.7. Replacement Securities.

            If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims and submits an affidavit or other evidence, satisfactory to the Trustee to the effect that the Security has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee or any authenticating agent of the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Issuers, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of the Issuers and the Trustee, to protect the Issuers, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Issuers may require the payment of a sum sufficient to cover any transfer tax, assessment or similar governmental charge that may be imposed in relation to the issuance of any new Security and charge such Holder for its reasonable, out-of-pocket expenses in replacing a Security.

            Every replacement Security is an additional obligation of the Issuers.

            SECTION 2.8. Outstanding Securities.

            Securities outstanding at any time are all the Securities that have been authenticated by the Trustee (including any Security represented by a Global Security) except those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee hereunder and those described in this Section 2.8 as not outstanding. A Security does not cease to be outstanding because the Issuers or an Affiliate of either of the Issuers holds the Security, except as provided in
Section 2.9.

            If a Security is replaced pursuant to Section 2.7 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.7.

            If on a Redemption Date or the Maturity Date the Paying Agent (other than the Issuers or an Affiliate of either of the Issuers) holds Cash or U.S. Government Obligations sufficient to pay all of the principal and interest and premium, if any, due on the Securities payable on that date and payment of the Securities called for redemption is not otherwise prohibited, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

            SECTION 2.9. Treasury Securities.

            In determining whether the Holders of the required principal amount of Securities have concurred in any direction, amendment, supplement, waiver or consent, Securities owned by the Issuers or Affiliates of either of the Issuers shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Securities that a Trust Officer of the Trustee knows are so owned shall be disregarded.

            SECTION 2.10. Temporary Securities.

            Until permanent Securities are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of permanent Securities but may have variations that the Issuers reasonably and in good faith consider appropriate for temporary Securities. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate permanent Securities in exchange for temporary Securities. Until so exchanged, the temporary

Securities shall in all respects be entitled to the same benefits under this Indenture as permanent Securities authenticated and delivered hereunder.

            SECTION 2.11. Cancellation.

            The Issuers at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to it or them (as applicable) for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent (other than the Issuers or an Affiliate of either of the Issuers), and no one else shall cancel and, at the written direction of the Issuers, shall dispose of all Securities surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.7, the Issuers may not issue new Securities to replace Securities that have been paid or delivered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this
Section 2.11, except as expressly permitted in the form of Securities and as permitted by this Indenture.

            SECTION 2.12. Defaulted Interest.

            Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus, to the extent lawful, any interest payable on the defaulted interest (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant Record Date, and such Defaulted Interest may be paid by the Issuers, at their election in each case, as provided in clause (1) or (2) below:

                  (1) The Issuers may elect to make payment of any Defaulted Interest to the persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuers shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Issuers shall deposit with the Trustee an amount of Cash equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such Cash when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuers of such Special Record Date and, in the name and at the expense of the Issuers, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Securities (or their respective predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

                  (2) The Issuers may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuers to the Trustee of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee.

            Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

                                   ARTICLE III

                                   REDEMPTION

            SECTION 3.1. Right of Redemption.

            Redemption of Securities, as permitted by any provision of this Indenture, shall be made in accordance with such provision and this Article III. The Issuers shall be required to make a mandatory redemption on each May and November 15, commencing November 15, 1997, of Securities in the largest principal amount that is an integral multiple of $1,000, that may be redeemed using 100% of Company Excess Cash as of the preceding September 30 and March 31, respectively, at the Redemption Prices specified in the form of Security attached as Exhibit A set forth therein in Paragraph 5 thereof, including accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date, and subject to the provisions set forth in Section 3.5).

            In the event that either the Company or Sun International shall deliver an election to either buy or sell the other party's interest in the Manager pursuant to a Buy-Out Notice or be deemed to have delivered an election to sell such interest and such election to buy or sell is consummated, the Issuers shall be required to make a mandatory redemption of all the Securities then outstanding, at the Redemption Prices specified in the form of Security attached as Exhibit A set forth in paragraph 5 thereof. Such redemption shall be made on a date no more than 35 days after the date of the Closing.

            Except as provided in the two preceding paragraphs of this Section 3.1, the Issuers will not have the right to redeem any Securities prior to November 15, 1999. The Securities will be redeemable for cash at the option of the Issuers, in whole or in part, at any time on or after November 15, 1999, with Company Excess Cash as of the date notice is given at the Redemption Prices specified in the form of Security attached as Exhibit A set forth in Paragraph 6 thereof (subject to the right of Holders of record on a Record Date to receive interest and Liquidated Damages, if any, due on an Interest Payment Date that is on or prior to such Redemption Date) together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the Redemption Date and subject to the provisions set forth in Section 3.5.

            Notwithstanding any other provisions of this Indenture, if any Gaming Regulatory Authority requires that a Holder or beneficial owner of the Securities must be licensed, qualified or found suitable under any applicable gaming laws in order to maintain any gaming license or franchise related to the Mohegan Sun under any applicable gaming laws, and the Holder or beneficial owner fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so by such Gaming Regulatory Authority (or such lesser period that may be required by such Gaming Regulatory Authority) or if such Holder or beneficial owner is not so licensed, qualified or found suitable, the Company shall have the right, at its option:

                  (1) to require such Holder or beneficial owners to dispose of such Holder's or beneficial owner's Securities within 30 days of receipt of such finding by the applicable Gaming Regulatory Authority (or such earlier date as may be required by the applicable Gaming Regulatory Authority); or

                  (2) to call for redemption of the Securities of such Holder or beneficial owner at a redemption price equal to (a) the lesser of the principal amount thereof or the price at which such Holder or beneficial owner acquired the Securities, together with, in either case, accrued and unpaid interest and Liquidated Damages, if any, to the earlier of the date of redemption or the date of the finding of unsuitability by such Gaming Regulatory Authority, which may be less than 30 days following the notice of redemption if so ordered by such Gaming Regulatory Authority or (b) such other amount as may be determined by such Gaming Regulatory Authority.

            SECTION 3.2. Notices to Trustee.

            If the Issuers are required, or elect, to redeem Securities pursuant to Paragraphs 5, 6 or 7 of the Securities, they shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed and whether they want the Trustee to give notice of redemption to the Holders. Such notice to the Trustee shall describe in reasonable detail the circumstances requiring such redemption, and the Trustee shall not otherwise be deemed to have knowledge of such circumstances.

            If the Issuers elect to reduce the principal amount of Securities to be redeemed pursuant to Paragraphs 5, 6 or 7 of the Securities by crediting against any such redemption Securities they have not previously delivered to the Trustee for cancellation, they shall so notify the Trustee of the amount of the reduction and deliver such Securities with such notice.

            The Issuers shall give each notice to the Trustee provided for in this Section 3.2 at least 30 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee). Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

            SECTION 3.3. Selection of Securities to Be Redeemed.

            If less than all of the Securities are to be redeemed pursuant to Paragraphs 5, 6 or 7 thereof, the Trustee shall select the Securities or portions thereof for redemption on a pro rata basis, by lot or by such other method as the Trustee shall determine to be fair and appropriate, provided that mandatory and optional redemptions from Company Excess Cash will be done as nearly as possible on a pro rata basis.

            The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Issuers in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

            SECTION 3.4. Notice of Redemption.

            At least 30 days but not more than 60 days before a Redemption Date, the Issuers shall mail a notice of redemption by first class mail, postage prepaid, to the Trustee and each Holder whose Securities are to be redeemed to such Holder's last address as then shown on the registry books of the Registrar. At the Issuers' request, the Trustee shall give the notice of redemption in the Issuers' names and at the Issuers' expense. Each notice for redemption shall identify the Securities to be redeemed and shall state:

                  (1) the Redemption Date;

                  (2) the Redemption Price, including the amount of accrued and unpaid interest and Liquidated Damage to be paid upon such redemption;

                  (3) the name, address and telephone number of the Paying
      Agent;

                  (4) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

                  (5) that, unless the Issuers default in their obligation to deposit Cash or U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide Cash in an amount to fund the Redemption Price with the Paying Agent in accordance with Section 3.6 hereof or such redemption payment is otherwise prohibited, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price, including accrued and unpaid interest to the Redemption Date, upon surrender to the Paying Agent of the Securities called for redemption and to be redeemed;

                  (6) if any Security is being redeemed in part, the portion of the principal amount equal to $1,000 or any integral multiple thereof, of such Secu-rity to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

                  (7) if less than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of such Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

                  (8) the CUSIP number of the Securities to be redeemed; and

                  (9) that the notice is being sent pursuant to this Section 3.4 and pursuant to the mandatory or optional redemption provisions of Paragraphs 5, 6 or 7, as applicable, of the Securities.

            SECTION 3.5. Effect of Notice of Redemption.

            Once notice of redemption is mailed in accordance with Section 3.4, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price, including accrued and unpaid interest to the Redemption Date. Upon surrender to the Trustee or, if the Trustee is no longer the paying agent, to the Paying Agent, such Securities called for redemption shall be paid at the Redemption Price, including interest and Liquidated Damages, if any, accrued and unpaid to the Redemption Date; provided that if the Redemption Date is on or after a regular Record Date and on or prior to the Interest Payment Date to which such Record Date relates, the accrued interest and Liquidated Damages, if any, shall be payable to the Holder of the redeemed Securities registered on the relevant Record Date and no additional interest will be payable to Holders of the redeemed Securities on the Redemption Date; and provided, further, that if a Redemption Date is a non-Business Day, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

            SECTION 3.6. Deposit of Redemption Price.

            On or prior to the Redemption Date, the Issuers shall deposit with the Paying Agent (other than the Issuers or an Affiliate of either of the Issuers) Cash or U.S. Government Obligations sufficient to pay the Redemption Price of, and accrued and unpaid interest and Liquidated Damages, if any, on, all Securities to be redeemed on such Redemption Date (other than Securities or portions thereof called for redemption on that date that have been delivered by the Issuers to the Trustee for cancellation). The Paying Agent shall promptly return to the Issuers any Cash or U.S. Government Obligations so deposited which is not required for that purpose upon the written request of the Issuers.

            If the Issuers comply with the preceding paragraph and the other provisions of this Article III and payment of the Securities called for redemption is not otherwise prohibited, interest on the Securities to be redeemed will cease to accrue on the applicable Redemption Date, whether or not such Securities are presented for payment. Notwithstanding anything herein to the contrary, if any Security surrendered for redemption in the manner provided in the Securities shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in Section 4.1 hereof and the Security.

            SECTION 3.7. Securities Redeemed in Part.

            Upon surrender of a Security that is to be redeemed in part, the Issuers shall execute, and the Trustee shall authenticate and deliver to the Holder, without service charge to the Holder, a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.

                                   ARTICLE IV

                                    COVENANTS

            SECTION 4.1. Payment of Securities.

            The Issuers shall pay the principal of and interest and premium and Liquidated Damages, if applicable, on the Securities on the dates and in the manner provided herein and in the Securities. An installment of principal of or interest and premium, if applicable, on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Issuers or an Affiliate of either of the Issuers) holds for the benefit of the Holders, on or before 10:00 a.m. New York City time on that date, Cash deposited and designated for and sufficient to pay the installment.

            The Issuers shall pay interest on overdue principal and on overdue installments of interest at the rate specified in the Securities compounded semi-annually, to the extent lawful.

            SECTION 4.2. Maintenance of Office or Agency.

            The Issuers shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuers in respect of the Securities and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.2.

            The Issuers may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Issuers hereby initially designate the Trustee's agency at Fleet Bank, c/o First Chicago Trust Company, 14 Wall Street, Window 2, New York, New York 10005,
Attention: Corporate Trust Operations as such office.

            SECTION 4.3. Limitation on Restricted Payments.

            The Issuers shall not, directly or indirectly, make any Restricted Payment.

            The preceding paragraph, however, will not prohibit (i) the payment of Permitted Quarterly Tax Distributions to the members of the Company as described below and (ii) Investments in connection with the development and/or improvement of the Mohegan Sun or a hotel adjacent to the Mohegan Sun or the purchase of the 5% interest of the minority partner in the Manager, provided, however, that, after giving pro forma effect to the proposed Investment, (i) no Default or Event of Default shall have occurred or be continuing and (ii) the aggregate amount of all such Investments made on or after the Issue Date that are outstanding (after giving effect to any such Investments that are returned to the Company without restriction, in cash, on or prior to the date of any such calculation) at any time does not exceed $5.0 million.

            Notwithstanding the foregoing provisions of this covenant, the Issuers will not, directly or indirectly, make any Investment in the Manager other than a capital contribution or loan made (i) substantially concurrently with proportionate capital contributions or loans made in cash by all other partners of the Manager and (ii) at a time when the Manager is in compliance (without regard to any cure periods) with the terms of Section 4.13.

            For so long as the Company is a partnership or substantially similar pass-through entity for Federal income tax purposes, the Company may make cash distributions to its members, during each Quarterly Payment Period, in an aggregate amount not to exceed the Permitted Quarterly Tax Distribution in respect of the related Estimation Period. If any portion of a Permitted Quarterly Tax Distribution is not distributed during such Quarterly Payment Period, the Permitted Quarterly Tax Distribution payable during the immediately following Quarterly Payment Period shall be increased by such undistributed portion.

            Within 10 days following the Company's filing of Internal Revenue Service Form 1065 for the immediately preceding taxable year, the Tax Amounts CPA shall file with the Trustee a written statement indicating in reasonable detail the calculation of the True-up Amount. In the case of a True-up Amount due to the members, the Permitted Quarterly Tax Distribution payable during the immediately following Quarterly Payment Period shall be increased by such True-up Amount. In the case of a True-up Amount due to the Company, the Permitted Quarterly Tax Distribution payable during the immediately following Quarterly Payment Period shall be reduced by such True-up Amount and the excess, if any, of the True-up Amount over such Permitted Quarterly Tax Distribution shall be applied to reduce the immediately following Permitted Quarterly Tax Distributions until such True-up Amount is entirely offset.

            SECTION 4.4. Corporate and Limited Liability Company Existence.

            Except as otherwise provided or permitted in this Indenture, Finance and the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect their respective corporate and limited liability company existence in accordance with the respective organizational documents of each of them (as the same may be amended from time to time) and the rights (charter and statutory) and corporate and limited liability company franchises of the Issuers.

            SECTION 4.5. Payment of Taxes and Other Claims.

            The Issuers shall pay, prior to delinquency, all material taxes, assessments, and governmental levies except (i) as contested in good faith by appropriate proceedings and with respect to which appropriate reserves have been taken to the extent required by GAAP or (ii) where the failure to effect such payment is not adverse in any material respect to the Holders.

            SECTION 4.6. Compliance Certificate; Notice of Default.

                  (a) The Issuers shall deliver to the Trustee within 120 days after the end of their fiscal year an Officers' Certificate complying with
Section 314(a)(4) of the TIA and stating that a review of their activities during the preceding fiscal year has been made under the supervision of the signing Officers and stating, as to each such Officer signing such certificate, to the best of his or her knowledge, based on such review, whether or not the signer knows of any Event of Default or event which with notice or the passage of time would become an Event of Default which has occurred and is continuing. The Officers' Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date.

                  (b) The Issuers shall, so long as any of the Securities are outstanding, deliver to the Trustee, promptly upon becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto; provided, however, that if the Manager is notified in writing of any default under the Management Agreement (regardless of whether or not any due period has expired) the Company shall promptly notify the Holders directly of such event. The Trustee shall not be deemed to have knowledge of any Default or any Event of Default unless one of its Trust Officers receives written notice thereof from the Issuers or any of the Holders.

            SECTION 4.7. Reports.

            Whether or not the Issuers are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, each of the Issuers shall deliver to the Trustee, to each Holder and to prospective purchasers of Securities identified to the Issuers by an Initial Purchaser, within 15 days after it is or would have been (if it were subject to such reporting obligations) required to file such with the Commission, commencing with the fiscal quarter ending December 31, 1996, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the Commission, if the Issuers were subject to the requirements of
Section 13 or

15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Issuers' certified independent public accountants as such would be (if it were subject to such reporting obligations) required in such reports to the Commission, and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required and, to the extent permitted by the Commission (if it were subject to such reporting obligations), file with the Commission the annual, quarterly and other reports which it is or would have been required to file with the Commission.

            SECTION 4.8. Limitation on Status as Investment Company.

            Neither the Company nor Finance shall conduct its business in a fashion that would cause it to be required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended).

            SECTION 4.9. Limitation on Transactions with Affiliates.

            The Company shall not permit the Manager on or after the Issue Date to enter into or suffer to exist any contract, agreement, arrangement or transaction with any Affiliate of the Company (an "Affiliate Transaction"), or any series of related Affiliate Transactions, other than those existing on the Issue Date (i) unless it is determined that the terms of such Affiliate Transaction are fair and reasonable to the Manager, and no less favorable to the Manager, than could have been obtained in an arm's length transaction with a non-Affiliate of the Company and, (ii) if involving consideration to either party in excess of $500,000, unless such Affiliate Transaction (or Transactions) is evidenced by an Officers' Certificate addressed and delivered to the Trustee certifying that such Affiliate Transaction (or Transactions) has been approved by a majority of the members of the Board of Directors that are disinterested in such transaction and (iii) if involving consideration to either party in excess of $1 million, unless in addition the Company, prior to the consummation thereof, obtains a written favorable opinion as to the fairness of such transaction to the Manager from a financial point of view from an independent investment banking firm or accounting firm, in each case having a national reputation.

            SECTION 4.10. Limitation on Indebtedness and Disqualified Capital Stock.

            The Issuers shall not, directly or indirectly, create, issue, assume, guaranty, incur, suffer to exist, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to "Incur" or, as appropriate, an "Incurrence"), any Indebtedness or any Disqualified Capital Stock, other than the Securities.

            SECTION 4.11. Limitation on Liens.

            The Issuers shall not, directly or indirectly, create, incur or suffer to exist any Lien upon any of their property or assets, whether now owned or acquired, or upon any income or profits therefrom other than (i) Liens on assets and property of the Company pursuant to the Collateral Agreements and
(ii) Permitted Liens.

            SECTION 4.12. Limitation on Sale of Assets.

            The Issuers shall not, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of their property, business or assets having a value in excess of $1,000 (an "Asset Sale"), except pursuant to a sale of its partnership interest in the Manager pursuant to a Buy-Out Notice.

            SECTION 4.13. Covenants with Respect to the Manager.

            The Company shall not permit the Manager to:

                        (i) incur any Indebtedness, except for any guarantees
            required by the Hotel/Resort Management Agreement with respect to the construction of the hotel or any Investment permitted by Section
            4.3 and any pro rata investment by the other partner;

                        (ii) directly or indirectly create, incur or suffer to
            exist any Liens on any of its properties or assets;

                        (iii) directly or indirectly, create, assume or suffer
            to exist any consensual restriction on the ability of the Manager or any Subsidiary of the Manager to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise to transfer assets or property to or on behalf of, or make or pay loans or advances to or on behalf of, the Company, except, in each case, for Permitted Liens and restrictions imposed by the Operative Documents, provided, however, that customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practice shall not in and of themselves be considered a restriction on the ability of the Manager or the applicable Subsidiary to transfer such agreement or assets, as the case may be;

                        (iv) directly or indirectly make any Asset Sale;

                        (v) enter into any subcontract to delegate the duties of
            the Manager under the Management Agreement other than those described in Article IV of the Partnership Agreement;

                        (vi) issue any equity security in a manner that dilutes
            distributions to the Company;

                        (vii) make payments for management services, except for
            payments made in accordance with the Operative Documents; or

                        (viii) engage in any business other than as described in
            the Partnership Agreement.

            In addition, the Company shall not agree, and shall not permit the Manager to agree, to terminate, amend or waive any provision of an Operative Document in a manner adverse to the economic interest of the Holders without the consent of holders of a majority of the principal amount of the Securities outstanding, provided, however, that this sentence will not apply to the terms of the Hotel/Resort Management Agreement or the Hotel/Resort Facility Development and Construction Agreement.

            SECTION 4.14. Limitation on Activities of the Issuers.

            The Issuers will not conduct any business (including having any Subsidiary, other than Finance in the case of the Company) whatsoever, other than to (i) own and act upon the Collateral, in the case of the Company, and the Securities and (ii) comply with their respective rights and obligations under the Partnership Agreement, this Indenture, the Registration Rights Agreement, the Securities, the Management Agreement, the Omnibus Agreement, the Purchase Agreement and the Collateral Agreements and take action arising under such agreements or related or incidental thereto.

            SECTION 4.15. Acceptance of Remaining Excess Cash Purchase Offers and Change of Control Offers.

            The Company shall accept Remaining Excess Cash Purchase Offers or any other offer to purchase Subordinated Notes made by the Authority other than a Change of Control Offer (as defined in the Note Purchase Agreement) as made as follows. The Company shall accept any such offer, if accepted by Sun International. If less than all the Subordinated Notes owned by Sun International are to be tendered, the Company shall tender that principal amount of the Subordinated Notes, rounded to the nearest multiple of $1,000, owned by the Company (with the First Tranche Completion Guarantee Subordinated Notes to be tendered first) that bears the same proportion to the total principal amount of Subordinated Notes owned by the Company that the principal amount of Subordinated Notes to be tendered by Sun International and its Affiliates bears to the total principal amount of Subordinated Notes owned by Sun International and its Affiliates. In the event that the total amount available for a Remaining Excess Cash Purchase Offer or other offer is less than the total amount needed to purchase the Subordinated Notes to be tendered by the Company and Sun International and its Affiliates pursuant to the above formula, the Company shall reduce the amount of Subordinated Notes to be tendered pro rata, assuming Sun International and its Affiliates likewise reduce their amount of Subordinated Notes to be so tendered, in each case rounded to the nearest multiple of $1,000, such that the total amount of Subordinated Notes to be tendered can be purchased in such offer.

            Notwithstanding the foregoing, in the event that either (i) Sun International fails to notify the Company of its intention to tender into such offer prior to the time at which tenders are due and has not as of such time tendered into such offer or (ii) the total amount of cash or Cash Equivalents held by the Company as of the date tenders are due is less than $5 million, the Company shall tender into such offer all Subordinated Notes then held by it.

            SECTION 4.16. Waiver of Stay, Extension or Usury Laws.

            Each of the Issuers covenants (to the extent that it may lawfully do so) that it will not at any time voluntarily insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Issuers from paying all or any portion of the principal of, premium of, or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force; and (to the extent that it may lawfully do so) each of the Issuers hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee relating to any such law, but will suffer and permit the execution of every such power as though no such law had been enacted.

            SECTION 4.17. Limitation on Merger, Sale or Consolidation.

            Neither of the Issuers shall, directly or indirectly, consolidate with or merge with or into another person or sell, lease, convey or transfer all or substantially all of their respective assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons or adopt a plan of liquidation.

                                    ARTICLE V

                         EVENTS OF DEFAULT AND REMEDIES

            SECTION 5.1. Events of Default.

            "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (a) the failure by the Issuers to pay any installment of interest or Liquidated Damages, if any, on the Securities as and when the same becomes due and payable and the continuance of any such failure for 30 days;

                  (b) the failure by the Issuers to pay all or any part of the principal, or premium, if any, on the Securities when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or on a mandatory redemption, or otherwise;

                  (c) the failure by the Issuers to observe or perform the terms of the covenant set forth in Section 4.17 of this Indenture;

                  (d) the failure by either of the Issuers to observe or perform any other covenant or agreement contained in the Securities or this Indenture (other than a default in the performance of any covenant or agreement which is specifically dealt with elsewhere in this Section 5.1) and the continuance of such failure for a period of 30 days after written notice (a "Notice of Default") is given to the Issuers by the Trustee or to the Issuers and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, specifying such Default and requiring that it be remedied;

                  (e) a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudicating either or both of the Issuers as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of either or both of the Issuers under any bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 60 consecutive days; or a decree or order of a court of competent jurisdiction, judgment appointing a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency for either or both of the Issuers or any substantial part of the property of any such Person, or for the winding up or liquidation of the affairs of any such Person, shall have been entered, and such decree, judgment, or order shall have remained in force undischarged and unstayed for a period of 60 days;

                  (f) either or both of the Issuers shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a Custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any substantial part of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or take any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing;

                  (g) final unsatisfied judgments not covered by insurance aggregating in excess of $2.0 million, at any one time rendered against either or both of the Issuers and not stayed, bonded or discharged within 60 days;

                  (h) any default in the performance or breach of the terms of an Operative Document by the Manager or by the Company with respect to the Partnership Agreement, extending past any applicable cure period, that would result in material damages to either the Company or the Manager;

                  (i) the failure by the Company to observe or perform any material covenant set forth in a Collateral Agreement, subject to applicable cure periods; or

                  (j) an Event of Default under the 13 1/2% Senior Secured Notes Due 2002 of the Authority resulting in an acceleration of the maturity thereof.

            Notwithstanding the 30-day period and notice requirement contained in Section 5.1(d) above, (i) with respect to a default under Article IX, the 30-day period referred to in Section 5.1(d) shall be deemed to have begun as of the date notice of a Change of Control Offer is required to be sent to the Holders in the event that the Issuers have not complied with the provisions of Section 9.1, and the Trustee or Holders of at least 25% in principal amount of the outstanding Securities thereafter give the Notice of Default referred to in Section 5.1(d) in respect of such compliance to the Issuers and, if applicable, the Trustee; provided, however, that if the breach or default is a result of a default in the payment when due of the Change of Control Purchase Price on the Change of Control Payment Date, such default shall be deemed, for purposes of this Section 5.1, to arise on the Change of Control Payment Date.

            SECTION 5.2. Acceleration of Maturity Date; Rescission and
Annulment.

            If an Event of Default occurs and is continuing (other than an Event of Default specified in clauses (e) and (f) of Section 5.1, relating to either or both of the Issuers) then in every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of the Securities then outstanding, by notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all principal and accrued interest and Liquidated Damages, if any, thereon to be due and payable immediately. If an Event of Default specified in clauses (e) and (f), of Section 5.1, relating to either or both of the Issuers occurs, all principal and accrued interest and Liquidated Damages, if any, thereon will be immediately due and payable on all outstanding Securities without any declaration or other act on the part of Trustee or the Holders.

            At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article V, the Holders of not less than a majority in aggregate principal amount of then outstanding Securities, by written notice to the Issuers and the Trustee, may rescind, on behalf of all Holders, any such declaration of acceleration if:

                  (1) the Issuers have paid or deposited with the Trustee Cash sufficient to pay

                              (A) all overdue interest on all Securities,

                              (B) the principal of (and premium and Liquidated
            Damages, if any, applicable to) any Securities which would become due other than by reason of such declaration of acceleration, and interest thereon at the rate borne by the Securities,

                              (C) to the extent that payment of such interest is
            lawful, interest upon overdue interest at the rate borne by the Securities,

                              (D) all sums paid or advanced by the Trustee
            hereunder and the compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 6.7, and

                  (2) all Events of Default, other than the non-payment of the principal of, premium, if any, and interest on Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.12, including, if applicable, any Event of Default relating to the covenants contained in Section 9.1.

Notwithstanding the previous sentence of this Section 5.2, no waiver shall be effective against any Holder for any Event of Default or event which with notice or lapse of time or both would be an Event of Default with respect to (i) any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Security affected thereby, unless all such affected Holders agree, in writing, to waive such Event of Default or other event and (ii) any provision requiring supermajority approval to amend, unless such default has been waived by such a supermajority. No such waiver shall cure or waive any subsequent default or impair any right consequent thereon.

            SECTION 5.3. Collection of Indebtedness and Suits for Enforcement by Trustee.

            The Issuers covenant that if an Event of Default in payment of principal, premium, or interest or Liquidated Damages, if any, specified in clauses (a) or (b) of Section 5.1 occurs and is continuing, the Issuers shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, premium and Liquidated Damages (if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium and Liquidated Damages, if any) and on any overdue interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation to, and expenses, disbursements and advances of the Trustee and its agents and counsel and all other amounts due the Trustee under Section 6.7.

            If the Issuers fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuers or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuers or any other obligor upon the Securities, wherever situated.

            If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

            SECTION 5.4. Trustee May File Proofs of Claim.

            In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuers or any other obligor upon the Securities or the property of the Issuers or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuers for the payment of overdue principal and premium and Liquidated Damages, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions under the TIA, including

                  (1) to file and prove a claim for the whole amount of principal (and premium, if any) and interest and Liquidated Damages owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agent and counsel and all other amounts due the Trustee under Section 6.7) and of the Holders allowed in such judicial proceeding, and

                  (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 6.7.

            Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

            SECTION 5.5. Trustee May Enforce Claims Without Possession of Securities.

            All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 6.7, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

            SECTION 5.6. Priorities.

            Any money collected by the Trustee pursuant to this Article V shall, subject to Article XII, be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium and Liquidated Damages (if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

            FIRST: To the Trustee in payment of all amounts due pursuant to
Section 6.7;

            SECOND: To the Holders in payment of the amounts then due and unpaid for principal of, premium and Liquidated Damages (if any) and interest on, the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium and Liquidated Damages (if any) and interest, respectively; and

            THIRD: To the Issuers or such other Person as may be lawfully entitled thereto, the remainder, if any.

            The Trustee may, but shall not be obligated to, fix a record date and payment date for any payment to the Holders under this Section 5.6.

            SECTION 5.7. Limitation on Suits.

            No Holder of any Security shall have any right to order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                              (A) such Holder has previously given written
            notice to the Trustee of a continuing Event of Default;

                              (B) the Holders of not less than 25% in aggregate
            principal amount of then outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                              (C) such Holder or Holders have offered to the
            Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request;

                              (D) the Trustee for 60 days after its receipt of
            such notice, request and offer of indemnity has failed to institute any such proceeding; and

                              (E) no direction inconsistent with such written
            request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

            SECTION 5.8. Unconditional Right of Holders to Receive Principal, Premium and Interest.

            Notwithstanding any other provision of this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, and premium (if any) and interest on, such Security on the respective dates such payments are due as expressed in such Security (in the case of redemption, the Redemption Price on the applicable Redemption Date) and to institute suit for the enforcement of any such payment after such respective dates, and such rights shall not be impaired without the consent of such Holder.

            SECTION 5.9. Rights and Remedies Cumulative.

            Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

            SECTION 5.10. Delay or Omission Not Waiver.

            No delay or omission by the Trustee or by any Holder of any Security to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article V or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

            SECTION 5.11. Control by Holders.

            The Holder or Holders of a majority in aggregate principal amount of then outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, provided, that

                  (1) such direction shall not be in conflict with any rule of law or with this Indenture or involve the Trustee in personal liability,

                  (2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction, and

                  (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

            SECTION 5.12. Waiver of Past Default.

            Subject to Section 5.8, prior to the declaration of acceleration of the maturity of the Securities, the Holder or Holders of not less than a majority in aggregate principal amount of the Securities then outstanding may, on behalf of all Holders, waive any past default hereunder and its consequences, except a default

                              (A) in the payment of the principal of, premium,
            if any, or interest and Liquidated Damages, if any, on, any Security as specified in clauses (a) and (b) of Section 5.1 and not yet cured;

                              (B) in respect of a covenant or provision hereof
            which, under Article VIII, cannot be modified or amended without the consent of the Holder of each outstanding Security affected; or

                              (C) in respect of any provision hereof which,
            under Article VIII, cannot be modified, amended or waived without the consent of the Holders of 662/3% of the aggregate principal amount of the Securities at the time outstanding; provided, that any such waiver may be effected with the consent of the Holders of 662/3% of the aggregate principal amount of the Securities then outstanding.

            Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair the exercise of any right arising therefrom.

            SECTION 5.13. Undertaking for Costs.

            All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, any court may in its discretion require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to any suit instituted by the Issuers, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for enforcement of the payment of principal of, or premium (if any) or interest on, any Security on or after the respective maturity dates expressed in such Security (including, in the case of redemption, on or after the Redemption Date).

            SECTION 5.14. Restoration of Rights and Remedies.

            If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Issuers, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                   ARTICLE VI

                                     TRUSTEE

            The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed, subject to the terms hereof.

            SECTION 6.1. Duties of Trustee.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same


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degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                  (b) Except during the continuance of an Event of Default:

                  (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in or read into this Indenture or the Collateral Agreements which are adverse to the Trustee, and

                  (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1) This paragraph does not limit the effect of paragraph (b) of this Section 6.1,

                  (2) The Trustee shall not be liable for any error of judgment made in good faith by it, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts, and

                  (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11.

                  (d) No provision of this Indenture or any Collateral Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or any Collateral Agreement or at the request, order or direction of the Holders or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.


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

                  (e) Every provision of this Indenture or any Collateral Agreement that in any way relates to the Trustee is subject to paragraphs (a),
(b), (c), (d) and (f) of this Section 6.1.

                  (f) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree in writing with the Issuers. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

            SECTION 6.2. Rights of Trustee.

            Subject to Section 6.1:

                  (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 11.4 and 11.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or advice of counsel.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture or any Collateral Agreement, nor for any action permitted to be taken or omitted hereunder by any Agent.

                  (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or any Collateral Agreement at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture or any Collateral Agreement, unless such Holders shall have offered to the Trustee reasonable


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

security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

                  (g) Unless otherwise specifically provided for in this Indenture, any demand, request, direction or notice from the Issuers shall be sufficient if signed by an Officer of each of the Issuers.

                  (h) The Trustee shall have no duty to inquire as to the performance of the Issuers' covenants in Article IV hereof or any Collateral Agreement or as to the performance by any Agent of its duties hereunder or thereunder. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except any Default or Event of Default of which the Trustee shall have received written notification or with respect to which a Trust Officer shall have actual knowledge.

                  (i) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate.

            SECTION 6.3. Individual Rights of Trustee.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuers, any of their Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 6.10 and 6.11.

            SECTION 6.4. Trustee's Disclaimer.

            The Trustee makes no representation as to the validity or adequacy of this Indenture or any Collateral Agreement or the Securities or as to the validity or perfection of any security interest or lien created thereby and it shall not be accountable for the Issuers' use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities, other than the Trustee's certificate of authentication (if executed by the Trustee), or the use or application of any funds received by a Paying Agent other than the Trustee.


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

            SECTION 6.5. Notice of Default.

            If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal (or premium, if any) of, or interest or Liquidated Damages on any Security (including the payment of the Change of Control Purchase Price on the Change of Control Purchase Date or the payment of the Redemption Price on the Redemption Date), the Trustee may withhold the notice if and so long as a Trust Officer in good faith determines that withholding the notice is in the interest of the Securityholders.

            SECTION 6.6. Reports by Trustee to Holders.

            Within 60 days after each January 31, beginning with January 31, 1997, the Trustee shall, if required by law, mail to each Securityholder a brief report dated as of such January 31 that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss.ss. 313(b) and 313(c).

            The Issuers shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or automatic quotation system.

            A copy of each report at the time of its mailing to Securityholders shall be mailed to the Issuers and filed with the SEC and each stock exchange, if any, on which the Securities are listed.

            SECTION 6.7. Compensation and Indemnity.

            The Issuers jointly and severally agree to pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it in accordance with this Indenture. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel.

            The Issuers jointly and severally agree to indemnify the Trustee (in its capacity as Trustee) and each of its officers, directors, attorneys-in-fact and agents for, and hold it and each of them harmless against, any claim, demand, expense (including but not limited to reasonable compensation, disbursements and expenses of the Trustee's agents and


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

counsel), loss or liability incurred by it without negligence or bad faith on the part of the Trustee, arising out of or in connection with the administration of this trust and its rights or duties hereunder including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Issuers promptly of any claim asserted against the Trustee for which it may seek indemnity. The Issuers shall defend the claim and the Trustee shall provide reasonable cooperation at the Issuers' expense in the defense. The Trustee may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel. The Issuers need not pay for any settlement made without their written consent, which consent shall not be unreasonably withheld. The Issuers need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

            To secure the Issuers' payment obligations in this Section 6.7, the Trustee shall have a lien prior to the Securities on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal and premium, if any, of or interest or Liquidated Damages on particular Securities.

            When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.1(e) or (f) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

            The Issuers' obligations under this Section 6.7 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Issuers' obligations pursuant to Article VII of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law.

            SECTION 6.8. Replacement of Trustee.

            The Trustee may resign by so notifying the Issuers in writing, to become effective upon the appointment of a successor trustee. The Holder or Holders of a majority in aggregate principal amount of the outstanding Securities may remove the Trustee by so notifying the Issuers and the Trustee in writing and may appoint a successor trustee with the Issuers' consent. The Issuers may remove the Trustee if:

                  (a) the Trustee fails to comply with Section 6.10;

                  (b) the Trustee is adjudged bankrupt or insolvent;


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

                  (c) a receiver, Custodian, or other public officer takes charge of the Trustee or its property; or

                  (d) the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holder or Holders of a majority in aggregate principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Immediately after that and provided that all sums owing to the retiring Trustee provided for in Section
6.7 have been paid, the retiring Trustee shall transfer all property held by it as trustee to the successor Trustee, subject to the lien provided in Section 6.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or the Holder or Holders of at least 10% in aggregate principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 6.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            Notwithstanding replacement of the Trustee pursuant to this Section 6.8, the Issuers' obligations under Section 6.7 shall continue for the benefit of the retiring Trustee.

            SECTION 6.9. Successor Trustee by Merger, Etc.

            If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.


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

            SECTION 6.10. Eligibility; Disqualification.

            The Trustee shall at all times satisfy the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee (together with its corporate parent) shall have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b).

            SECTION 6.11. Preferential Collection of Claims Against Issuers.

            The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

                                   ARTICLE VII

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

            SECTION 7.1. Option to Effect Legal Defeasance or Covenant
Defeasance.

            The Issuers may, at their option and at any time, elect to have
Section 7.2 or Section 7.3 applied to all outstanding Securities upon compliance with the conditions set forth below in this Article VII.

            SECTION 7.2. Legal Defeasance and Discharge.

            Upon the Issuers' exercise under Section 7.1 of the option applicable to this Section 7.2, the Issuers shall be deemed to have been discharged from their respective obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 7.5 and the other Sections of this Indenture referred to in (a) and (b) below, the Collateral shall have been released from the Liens in favor of the Securities and the Issuers shall be deemed to have satisfied all their other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) rights of Holders to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Securities when such payments are due from the


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trust funds described below; (b) the Issuers' obligations with respect to such
Securities concerning issuing temporary Securities, registration of Securities, mutilated, destroyed, lost or stolen Securities, and the maintenance of an office or agency for payment and money for security payments held in trust; (c) the rights, powers, trust, duties, and immunities of the Trustee, and the Issuers' obligations in connection therewith; and (d) this Article VII. Upon Legal Defeasance as provided herein, the Trustee shall promptly execute and deliver to the Issuers any documents reasonably requested by the Issuers to evidence or effect the foregoing. Subject to compliance with this Article VII, the Issuers may exercise their option under this Section 7.2 notwithstanding the prior exercise of their option under Section 7.3 with respect to the Securities.

            SECTION 7.3. Covenant Defeasance.

            Upon the Issuers' exercise under Section 7.1 of the option applicable to this Section 7.3, the Issuers shall be released from their respective obligations under the covenants contained in Sections 4.3, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17 and Article IX
with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Issuers need not comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document (and Section 5.1(d) shall not apply to any such covenant), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Issuers' exercise under Section 7.1 of the option applicable to this
Section 7.3, the Collateral shall be released from the Liens in favor of the Securities and Sections 5.1(c), (e), (f), (g), (h), (i) and (j) shall not constitute Events of Default.

            SECTION 7.4. Conditions to Legal or Covenant Defeasance.

            The following shall be the conditions to the application of either
Section 7.2 or Section 7.3 to the outstanding Securities:

                  (a) The Issuers shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfactory to the Trustee satisfying the requirements of Section 6.10 who shall agree to comply with the provisions of this Article VII


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applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (a) Cash in an amount, or (b) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, Cash in an amount, or (c) a combination thereof, in such amounts, as in each case will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Paying Agent (or other qualifying trustee) to pay and discharge the principal of, premium and Liquidated Damages, if any, and interest on the outstanding Securities on the stated maturity or on the applicable optional redemption date, as the case may be, of such principal or installment of principal, premium and Liquidated Damages, if any, or interest on the Securities; provided that the Paying Agent shall have been irrevocably instructed to apply such Cash and the proceeds of such U.S. Government Obligations to said payments with respect to the Securities. The Paying Agent shall promptly advise the Trustee in writing of any Cash or Securities deposited pursuant to this Section 7.4;

                  (b) In the case of an election under Section 7.2, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date hereof, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (c) In the case of an election under Section 7.3, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax in the same amount, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (d) No Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or, insofar as Section 5.1(e) or Section 5.1(f) is concerned, at any time in the period ending on the 91st day after the date of deposit


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or such earlier time as, in the Opinion of Counsel, such deposit is not voidable as a preference under applicable bankruptcy law;

                  (e) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any other material agreement (other than this Indenture) or instrument to which either Issuer is a party or by which either are bound;

                  (f) In the case of an election under either Section 7.2 or 7.3, the Issuers shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Issuers pursuant to its election under
Section 7.2 or 7.3 was not made by the Issuers with the intent of preferring the Holders of such Securities over any other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuers or others; and

                  (g) The Issuers shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the conditions precedent provided for in, in the case of the Officer's Certificate, clauses (a) through (f), and, in the case of the Opinion of Counsel, clauses (a) (with respect to the validity and perfection of the security interest), (b), (c) and (e) of this Section 7.4 have been complied with.

            SECTION 7.5. Deposited Cash and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

            Subject to Section 7.6, all Cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Paying Agent (or other qualifying trustee, collectively for purposes of this Section 7.5, the "Paying Agent") pursuant to Section 7.4 in respect of the outstanding Securities shall be held in trust and applied by the Paying Agent, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any other Paying Agent as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium and Liquidated Damages, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

            SECTION 7.6. Repayment to the Issuers.

            Anything in this Article VII to the contrary notwithstanding, the Trustee or the Paying Agent, as applicable, shall deliver or pay to the Company from time to time upon the request of the Issuers any Cash or U.S. Government Obligations held by it as provided in Section 7.4 hereof which in the opinion of a nationally recognized firm of independent


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

public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 7.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

            Any Cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall, subject to the requirements of applicable law, be paid to the Company on its request; and the Holder of such Security shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

            SECTION 7.7. Reinstatement.

            If the Trustee or Paying Agent is unable to apply any Cash or U.S. Government Obligations in accordance with Section 7.2 or 7.3, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers' obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.2 or 7.3 until such time as the Trustee or Paying Agent is permitted to apply such money in accordance with Section 7.2 and 7.3, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium and Liquidated Damages, if any, or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the Cash and U.S. Government Obligations held by the Trustee or Paying Agent.


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                                  ARTICLE VIII

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

            SECTION 8.1. Supplemental Indentures Without Consent of Holders.

            Without the consent of any Holder, the Issuers, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto or amendments to the Collateral Agreements, in form satisfactory to the Trustee, for any of the following purposes:

                  (1) to cure any ambiguity, defect, or inconsistency, or make any other provisions with respect to matters or questions arising under this Indenture or the Collateral Agreements which shall not be inconsistent with the provisions of either this Indenture or the Collateral Agreements, provided such action pursuant to this clause shall not adversely affect the interests of the Holders;

                  (2) to add to the covenants of the Issuers for the benefit of the Holders, to provide additional collateral or to surrender any right or power herein conferred upon the Issuers ;

                  (3) to comply with the TIA; or

                  (4) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Securities.

            SECTION 8.2. Amendments, Supplemental Indentures and Waivers with Consent of Holders.

            Subject to Section 5.8, with the consent of the Holders of not less than a majority in aggregate principal amount of then outstanding Securities, by written act of said Holders delivered to the Issuers and the Trustee, the Issuers, when authorized by Board Resolutions, and the Trustee may amend or supplement this Indenture or the Securities or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Securities or of modifying in any manner the rights of the Holders under this Indenture or the Securities. Subject to Section 5.8, the Holder or Holders of not less than a majority in aggregate principal amount of then outstanding Securities may waive compliance by the Issuers with any provision of this Indenture or the Securities. Notwithstanding any of the above, however, no such amendment, supplemental indenture or waiver shall without the consent of the Holders of not less than 66-2/3% of the aggregate principal amount of Securities at the time outstanding alter the terms or provisions of Section 9.1 in a manner adverse to the Holders; and no such amendment, supplemental indenture or waiver shall, without the consent of the Holder of each outstanding Security affected thereby:

                  (1) reduce the percentage of principal amount of Securities whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Securities;

                  (2) reduce the rate or extend the time for payment of interest and Liquidated Damages on (other than a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of such Notes and a waiver of the payment default arising from such acceleration) any Security;

                  (3) reduce the principal or premium amount of any Security, or reduce the Change of Control Purchase Price or the Redemption Price;

                  (4) change the Stated Maturity;

                  (5) alter the redemption provisions of Article III in a manner adverse to any Holder;

                  (6) make any changes in the provisions concerning waivers of Defaults or Events of Default by Holders of the Securities or the rights of Holders to recover the principal or premium of, interest on, or redemption payments with respect to, any Security, including without limitation any changes in Section 5.8, 5.12 or this third sentence of this
      Section 8.2, except to increase any required percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby;

                  (7) make the principal of, or the interest or premium or Liquidated Damages, if any, on any Security payable with anything or in any manner other than as provided for in this Indenture (including changing the place of payment where, or the coin or currency in which, any Security or any premium or the interest thereon is payable) and the Securities as in effect on the date hereof;

                  (8) cause the Securities to become subordinate in right of payment of other Indebtedness; or


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

                  (9) modify any of the provisions of Article X or the Collateral Agreements in a manner adverse to the holders.

            It shall not be necessary for the consent of the Holders under this
Section 8.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment, supplement or waiver under this Section becomes effective, the Issuers shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

            After an amendment, supplement or waiver under this Section 8.2 or
Section 8.4 becomes effective, it shall bind each Holder.

            In connection with any amendment, supplement or waiver under this
Article VIII, the Issuers may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

            SECTION 8.3. Compliance with TIA.

            Every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

            SECTION 8.4. Revocation and Effect of Consents.

            Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by written notice to the Issuers or the Person designated by the Issuers as the Person to whom consents should be sent if such revocation is received by the Issuers or such Person before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

            The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

            After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses
(1) through (9) of Section 8.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided, that any such waiver shall not impair or affect the right of any other Holder to receive payment of principal and premium of and interest on a Security, on or after the respective dates set for such amounts to become due and payable expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates.

            SECTION 8.5. Notation on or Exchange of Securities.

            If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee or require the Holder to put an appropriate notation on the Security. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Issuers or the Trustee so determine, the Issuers in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

            SECTION 8.6. Trustee to Sign Amendments, Etc.

            The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article VIII; provided, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article VIII is authorized or permitted by this Indenture.

                                   ARTICLE IX

                           RIGHT TO REQUIRE REPURCHASE

            SECTION 9.1. Repurchase of Securities at Option of the Holder Upon a Change of Control.

                  (a) In the event that a Change of Control occurs, each Holder shall have the right, at such Holder's option, pursuant to an irrevocable and unconditional offer by the Company or Finance (the "Change of Control Offer") subject to the terms and conditions of this Indenture, to require the Issuers to repurchase all or any part of such Holder's Securities (provided, that the principal amount of such Securities at maturity must be $1,000 or an integral multiple thereof) on a date selected by the Issuers that is no later than 35 Business Days after the occurrence of such Change of Control (the "Change of Control Purchase Date"), at a cash price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof, plus (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such repurchase date and subject to clause (b)(4) below) accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Purchase Date.

                  (b) In the event of a Change of Control, the Company or Finance shall be required to commence an offer to purchase Securities (a "Change of Control Offer") as follows:

                  (1) the Change of Control Offer shall commence within 10 Business Days following the occurrence of the Change of Control;

                  (2) the Change of Control Offer shall remain open for not less than 20 Business Days following its commencement (the "Change of Control Offer Period");

                  (3) upon the expiration of the Change of Control Offer Period, the Issuers shall purchase all of the properly tendered Securities at the Change of Control Purchase Price, plus accrued and unpaid interest thereon;

                  (4) if the Change of Control Purchase Date is on or after a Record Date and on or before the related interest payment date, any accrued interest will be paid to the Person in whose name a Security is registered at the close of business on such Record Date, and no additional interest will be payable to Securityholders who tender Securities pursuant to the Change of Control Offer;

                  (5) the Issuers shall provide the Trustee and the Paying Agent with written notice of the Change of Control Offer at least three Business Days before the commencement of any Change of Control Offer; and

                  (6) on or before the commencement of any Change of Control Offer, the Company, Finance or the Registrar (upon the request and at the expense of the Issuers) shall send, by first-class mail, a notice to each of the Securityholders, which (to the extent consistent with this Indenture) shall govern the terms of the Change of Control Offer and shall state:

                        (i) that the Change of Control Offer is being made
            pursuant to such notice and this Section 9.1 and that all Securities, or portions thereof, tendered will be accepted for payment;

                        (ii) the Change of Control Purchase Price (including the
            amount of accrued and unpaid interest, subject to clause (b)(4) above) and the Change of Control Purchase Date;

                        (iii) that any Security, or portion thereof, not
            tendered or accepted for payment will continue to accrue interest;

                        (iv) that, unless the Company defaults in depositing
            Cash with the Paying Agent in accordance with the last paragraph of this Article IX or such payment is prevented, any Security, or portion thereof, accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

                        (v) that Holders electing to have a Security, or portion
            thereof, purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not for purposes of this Section 9.1, notwithstanding anything in this Indenture to the contrary, be either of the Issuers or any Affiliate of the Issuers) at the address specified in the notice prior to the expiration of the Change of Control Offer;

                        (vi) that Holders will be entitled to withdraw their
            election, in whole or in part, if the Paying Agent (which may not for purposes of this Section 9.1, notwithstanding anything in this Indenture to the contrary, be either of the Issuers or any Affiliate of the Issuers) receives, up to the close of business on the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement that such Holder is withdrawing his election to have such principal amount of Securities purchased; and

                        (vii) a brief description of the events resulting in
            such Change of Control.

            The Issuers agree that any such Change of Control Offer shall be made in compliance with all applicable Federal and state laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws, and any provisions of this Indenture which conflict with such laws shall be deemed to be superseded by the provisions of such laws.

            On or before the Change of Control Purchase Date, the Issuers shall
(i) accept for payment Securities or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent Cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any) of all Securities or portions thereof so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate listing the Securities or portions thereof being purchased. The Paying Agent promptly shall mail to Holders of Securities so accepted payment in an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any) for such Securities, and the Trustee or its authenticating agent shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered; provided, however, that each such new Security will be in a principal amount of $1,000 or an integral multiple thereof. Any Securities not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

                                    ARTICLE X

                                    SECURITY

            SECTION 10.1. Security Interest.

                  (a) In order to secure the prompt and complete payment and performance in full of the Issuers' obligations hereunder, the Company, the Trustee and the Disbursement Agent, as applicable, have entered into this Indenture and the Collateral Agreements required to be entered into on the Issue Date. Each Holder, by accepting a Security, agrees to all of the terms and provisions of this Indenture and the Collateral Agreements, and the Trustee agrees to all of the terms and provisions of this Indenture and the Collateral Agreements, as this Indenture and the Collateral Agreements may be amended from time to time pursuant to the provisions thereof and hereof.

                  (b) The Collateral as now or hereafter constituted shall be held for the equal and ratable benefit of the Holders without preference, priority or distinction of any thereof over any other by reason of difference in time of issuance, sale or otherwise, as the only security for the Issuers' obligations hereunder.

                  (c) The provisions of TIA ss. 314(d), and provisions of TIA ss. 314(c)(3) to the extent applicable by specific reference in this Article X, are hereby incorporated by reference herein as if set forth in their entirety.

            SECTION 10.2. Recording; Opinions of Counsel.

                  (a) Each of the Issuers represents that it has caused to be executed and delivered, filed and recorded and covenants that it will promptly cause to be executed and delivered, file and recorded, all instruments and documents, and has done and will do or will cause to be done all such acts and other things, at the Issuers' expense, as are necessary to effect and maintain valid and perfected security interests in the Collateral. Each of the Issuers shall, as promptly as practicable, cause to be executed and delivered, filed and recorded all instruments and do all acts and other things as may be required by law to perfect, maintain and protect the security interests under the Collateral Agreements and herein.

                  (b) The Issuers shall furnish to the Trustee, concurrently with the execution and delivery of this Indenture and the Collateral Agreements and promptly after the execution and delivery of any amendment thereto or any other instrument of further assurance, an Opinion(s) of Counsel stating that, in the opinion of such counsel, subject to customary exclusions and exceptions reasonably acceptable to the Trustee, either
(i) this Indenture, the Collateral Agreements, any such amendment and all other instruments of further assurance have been properly recorded, registered and filed and all such other action has been taken to the extent necessary to make effective valid security interests and to perfect the securities interests intended to be created by this Indenture and the Collateral Agreements, and reciting the details of such action, or (ii) no such action is necessary to make effective and maintain in full force and effect the validity and perfection of the security interests under the Collateral Agreements and hereunder.

                  (c) The Issuers shall furnish to the Trustee, on or prior to November 1 of each year commencing in 1997, an Opinion(s) of Counsel, dated as of such date, stating that, in the opinion of such counsel, subject to customary exclusions and exceptions reasonably acceptable to the Trustee, either (A) all such action has been taken with respect to the recording, registering, filing, rerecording and refiling of this Indenture, all supplemental indentures, the Collateral Agreements, financing statements, continuation statements and all other instruments of further assurance as is necessary to maintain the validity and perfection of security interests under the Collateral Agreements and hereunder in full force and effect and reciting the details of such action, and stating that all financing statements and continuation statements have been executed and filed and such other actions taken that are necessary fully to preserve and protect the rights of the Holders and the Trustee hereunder and under the Collateral Agreements, or (B) no such action is necessary to maintain in full force and effect the validity and perfection of the security interests under the Collateral Agreements and hereunder.

            SECTION 10.3. Cash Collateral Account.

            The Company shall establish and maintain with Disbursement Agent pursuant to the terms of the Cash Collateral and Disbursement Agreement a cash collateral account (the "Account") which shall hold, among other assets, a portion of the proceeds of the sale of the Securities (net of underwriting discounts and commissions) as provided for therein. The Company shall grant a valid, perfected and exclusive security interest in favor of the Trustee for the equal and ratable benefit of the Holders in the Account without preference, priority, or distinction of any thereof over any other thereof by reason of difference in time of issuance, sale or otherwise, as security for the prompt and complete performance and payment in full of the Issuers' obligations hereunder. The funds from time to time on deposit in the Account may be disbursed from such account only for the purposes and in the manner provided for in the Cash Collateral and Disbursement Agreement. All cash and other property received by the Company or Finance after the Issue Date shall be turned over to the Disbursement Agent for deposit in the Account.

            SECTION 10.4. Certain Releases of Collateral.

            Subject to applicable law, the release of any Collateral from Liens created by the Collateral Agreements or the release of, in whole or in part, the Liens created by the Collateral Agreements, will not be deemed to impair the Collateral Agreements in contravention of the provisions of this Indenture if and to the extent the Collateral or Liens are released pursuant to, and in accordance with, the applicable Collateral Documents or pursuant to, and in accordance with, the terms hereof. To the extent applicable, without limitation, the Issuers and each other obligor, if any, on the Securities shall cause TIA ss. 314(d), relating to the release of property or securities from the Liens of the Collateral Agreements, to be complied with. Any certificate or opinion required by TIA ss. 314(d) may be made by two Officers, except in cases in which TIA ss. 314(d) requires that such certificate or opinion be made by an independent person.

            SECTION 10.5. Payment of Expenses.

            On demand of the Trustee, the Issuers forthwith shall pay or satisfactorily provide for all reasonable expenditures incurred by the Trustee under this Article X, including the reasonable fees and expenses of counsel and all such sums shall be a Lien upon the Collateral and shall be secured thereby and permitted hereby.

            SECTION 10.6. Suits to Protect the Collateral.

            Subject to Section 10.1 of this Indenture and to the provisions of the Collateral Agreements, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of the Collateral Agreements or this Indenture, including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid or if the enforcement of, or compliance with, such enactment, rule or order would impair the security interests in contravention of this Indenture or be prejudicial to the interests of the Holders or of the Trustee. The Trustee shall give notice to the Issuers promptly following the institution of any such suit or proceeding.

            SECTION 10.7. Trustee's Duties.

            The powers and duties conferred upon the Trustee by this Article X are solely to protect the security interests and shall not impose any duty upon the Trustee to exercise any such powers and duties, except as expressly provided in this Indenture or the TIA. The

Trustee shall be under no duty to the Issuers or any Holder whatsoever to make or give any presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, or other notice or demand in connection with any Collateral, or to take any steps necessary to preserve any rights against prior parties except as expressly provided in this Indenture. The Trustee shall not be liable to the Issuers or any Holder for failure to collect or realize upon any or all of the Collateral, or for any delay in so doing, nor shall the Trustee be under any duty to the Issuers or any Holder to take action whatsoever with regard thereto. The Trustee shall have no duty to the Issuers or any Holder to comply with any recording, filing, or other legal requirements necessary to establish or maintain the validity, priority or enforceability of the security interests in, or the Trustee's rights in or to, any of the Collateral.

                                   ARTICLE XI

                                  MISCELLANEOUS

            SECTION 11.1. TIA Controls.

            If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the imposed duties, upon qualification of this Indenture under the TIA, shall control.

            SECTION 11.2. Notices.

            Any notices or other communications to the Issuers, Paying Agent, Registrar, Securities Custodian, transfer agent or the Trustee required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

            if to the Issuers:

            Waterford Gaming, L.L.C.
            Waterford Gaming Finance Corp.
            914 Hartford Turnpike
            P.O. Box 715
            Waterford, CT  06385

            Attention:  Len Wolman

            Telephone:  (860) 442-4559
            Telecopy:  (860) 437-7752

            if to the Trustee:

            Fleet National Bank
            777 Main Street
            Hartford, CT  06115
            Attention: Corporate Trust Administration
            Telephone:  (860) 986-2067
            Telecopy:  (860) 986-7920

            Any party by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to any party shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

            Any notice or communication mailed to a Securityholder shall be mailed to him or her by first-class mail or other equivalent means at his or her address as it appears on the registration books of the Registrar and shall be sufficiently given to him or her if so mailed within the time prescribed.

            Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

            SECTION 11.3. Communications by Holders with Other Holders.

            Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Issuers, the Trustee, the Registrar and any other Person shall have the protection of TIA ss. 312(c).

            SECTION 11.4. Certificate and Opinion as to Conditions Precedent.

            Upon any request or application by either or both of the Issuers to the Trustee to take any action under this Indenture, such Person shall furnish to the Trustee:

                  (1) an Officers' Certificate (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been met; and

                  (2) an Opinion of Counsel (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been met;

provided, however, that in the case of any such request or application as to which the furnishing of particular documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished under this Section 11.4.

            SECTION 11.5. Statements Required in Certificate or Opinion.

            Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been met; and

                  (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been met; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

            SECTION 11.6. Rules by Trustee, Paying Agent, Registrar.

            The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

            SECTION 11.7. Non-Business Days.

            If a payment date is not a Business Day at such place, payment may be made at such place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

            SECTION 11.8. Governing Law.

            THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE ISSUERS HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH OF THE ISSUERS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY SECURITY-HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY

LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE ISSUERS IN ANY OTHER JURISDICTION.

            SECTION 11.9. No Adverse Interpretation of Other Agreements.

            This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuers. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

            SECTION 11.10. No Recourse against Others.

            No direct or indirect stockholder, member, employee, officer, manager or director, as such, past, present or future of the Issuers or any successor entity, shall have any personal liability in respect of the obligations of the Issuers under the Securities, this Indenture or the Collateral Agreements by reason of his, her or its status as such stockholder, member, employee, officer, manager or director. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

            SECTION 11.11. Successors.

            All agreements of the Issuers in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

            SECTION 11.12. Duplicate Originals.

            All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

            SECTION 11.13. Severability.

            In case any one or more of the provisions in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

            SECTION 11.14. Table of Contents, Headings, Etc.

            The Table of Contents and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                                   SIGNATURES

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.


                                    WATERFORD GAMING, L..L.C.

                                    By: /s/ Len Wolman
                                        ---------------------------------
                                         Name:  Len Wolman
                                         Title: Chief Executive Officer


                                    WATERFORD GAMING FINANCE CORP.

                                    By: /s/ Len Wolman
                                        ---------------------------------
                                         Name:  Len Wolman
                                         Title: Chief Executive Officer


                                    FLEET NATIONAL BANK, as Trustee,
                                    Registrar, Paying Agent and Securities
                                    Custodian

                                    By: /s/ Philip G. Kane, Jr.
                                        ---------------------------------
                                         Name:  Philip G. Kane, Jr.
                                         Title: Vice President

                                                                       Exhibit A

                            WATERFORD GAMING, L.L.C.
                         WATERFORD GAMING FINANCE CORP.

                          12 3/4% SENIOR NOTE DUE 2003

                                                      CUSIP: ___________________

No.                                                          $____________

            Waterford Gaming, L.L.C., a Delaware limited liability company (the "Company"), and Waterford Gaming Finance Corp., a Delaware corporation ("Finance" and together with the Company, the "Issuers"), for value received, hereby promise to pay to , or registered assigns, the principal sum of Dollars, on __________, 2003.

            Interest Payment Dates: May 15 and November 15 commencing May 15, 1997.

            Record Dates: May 1 and November 1.

            Reference is made to the further provisions of this Security on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

            IN WITNESS WHEREOF, the Issuers have caused this Instrument to be duly executed under their corporate seal.

Dated:  November __, 1996


                                   WATERFORD GAMING, L.L.C.

[Seal]

                                   By: _________________________________________
                                       Name:
                                       Title:

Attest: _________________
        Secretary


                                   WATERFORD GAMING FINANCE CORP.

[Seal]

                                   By: _________________________________________
                                       Name:
                                       Title:

Attest: _________________
        Secretary

                 FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION

            This is one of the Securities described in the within-mentioned Indenture.

FLEET NATIONAL BANK
as Trustee and
Authenticating Agent


By: ______________________________
    Authorized Signatory

                            WATERFORD GAMING, L.L.C.
                         WATERFORD GAMING FINANCE CORP.

                          12 3/4% Senior Note due 2003

            Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the Issuers or their agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.(1)

      THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c)

----------
(1) This paragraph should only be added if the Security is issued in global form.

      OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUEST), (2) TO THE ISSUERS OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.(2)

1. Interest.

            Waterford Gaming, L.L.C., a Delaware limited liability company (the "Company"), and Waterford Gaming Finance Corp., a Delaware corporation ("Finance" and together with the Company, the "Issuers"), promise to pay interest on the principal amount of this Security at the rate of 12 3/4% per annum from November 8, 1996 until maturity. To the extent it is lawful, the Issuers promise to pay interest on any interest payment due but unpaid on such principal amount at a rate of 12 3/4% per annum compounded semi-annually.

            The Issuers will pay interest semi-annually on May 15 and November 15 of each year or, if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"), commencing May 15, 1997. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid on the Securities, from the date of issuance. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

2. Method of Payment.

            The Issuers shall pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the May 1 or November 1 immediately preceding the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. Except as provided below, the Issuers shall pay principal and interest in such coin or currency of the United States of

----------
(2)   This paragraph should be included only for the Transfer Restricted
      Securities.

America as at the time of payment shall be legal tender for payment of public and private debts ("Cash"). The Securities will be payable as to principal, premium and Liquidated Damages, if any, and interest, and the Securities may be presented for registration of transfer or exchange, at the office or agency of the Issuers maintained for such purpose within or without the Borough of Manhattan, the City and State of New York or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal, premium and Liquidated Damages, if any, and interest on all Global Securities and all other Securities the Holders of which shall have provided wire transfer instructions to an account within the United States to the Issuers or the Paying Agent. Until otherwise designated by the Issuers, the Issuers' office or agency will be the corporate trust office of the Trustee presently located at the Trustee's agency at CTOPTO6D, 777 Main Street, Hartford, Connecticut 06115, Attention: Corporate Trust Operations, and the Issuer's office or agency in The Borough of Manhattan and City and State of New York will be Fleet Bank, c/o First Chicago Trust Company, 14 Wall Street, Window 2, New York, New York 10005, Attention: Corporate Trust Operations.

3. Paying Agent and Registrar.

            Initially, Fleet National Bank (the "Trustee," which term includes any successor Trustee under the Indenture) will act as Paying Agent and Registrar. The Issuers may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Issuers may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

4. Indenture.

            The Issuers issued the Securities under an Indenture, dated as of November 8, 1996 (the "Indenture"), among the Issuers and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are senior secured, joint and several general obligations of the Issuers limited in aggregate principal amount to $65,000,000.

5.    Mandatory Redemption with Excess Cash Flow or Upon Exercise of Buy/Sell
      Option.

            The Issuers will be required to make a mandatory redemption on each November 15 and May 15, commencing November 15, 1997, of Securities in the largest principal amount that is an integral multiple of $1,000, that may be redeemed using 100% of Company Excess Cash as of the preceding September 30 and March 31, respectively, at the following redemption prices (expressed as percentage of principal amount) if redeemed during the 12-month period commencing May 15 of the years indicated below, in each case (subject to the right of Holders of record on a Record Date to receive interest and Liquidated Damages, if any, due on an Interest Payment Date that is on or prior to such Redemption Date) together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the Redemption Date:

      Year                                                    Percentage
      ----                                                    ----------
      1997...................................................  112.750%
      1998...................................................  110.625%
      1999...................................................  108.500%
      2000...................................................  106.375%
      2001...................................................  104.250%
      2002...................................................  102.125%
      2003...................................................  100.000%

      In the event that either the Company or Sun International shall deliver an election to either buy or sell the other party's interest in the Manager pursuant to a Buy-Out Notice or be deemed to have delivered an election to sell such interest and such election to buy or sell is consummated, the Issuers will be required to make a mandatory redemption of all the Securities then outstanding, at the redemption prices described above. Such redemption shall be made on a date no more than 35 days after the date of the Closing under the option.

6. Optional Redemption.

            Except as provided above, the Issuers will not have the right to redeem any Securities prior to November 15, 1999. The Securities will be redeemable for cash at the option of the Issuers, in whole or in part, at any time on or after November 15, 1999, with Company Excess Cash as of the date notice is given at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing May 15 of the years indicated below, in each case (subject to the right of Holders of record on a Record Date to receive interest and Liquidated Damages, if any, due on an Interest Payment Date that is on or prior to such Optional Redemption Date) together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the Optional Redemption Date:

      Year                                                    Percentage
      ----                                                    ----------
      1999...................................................  108.500%
      2000...................................................  106.375%
      2001...................................................  104.250%
      2002...................................................  102.125%
      2003...................................................  100.000%

7. Regulatory Redemption.

            Notwithstanding any other provisions of the Indenture and this Security, if any Gaming Regulatory Authority requires that a Holder or beneficial owner of the Securities must be licensed, qualified or found suitable under any applicable gaming laws in order to maintain any gaming license or franchise related to the Mohegan Sun under any applicable gaming laws, and the Holder or beneficial owner fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so by such Gaming Regulatory Authority (or such lesser period that may be required by such Gaming Regulatory Authority) or if such Holder or beneficial owner is not so licensed, qualified or found suitable, the Company shall have the right, at its option:

            (1) to require such Holder or beneficial owners to dispose of such Holder's or beneficial owner's Securities within 30 days of receipt of such finding by the applicable Gaming Regulatory Authority (or such earlier date as may be required by the applicable Gaming Regulatory Authority); or

            (2) to call for redemption of the Securities of such Holder or beneficial owner at a redemption price equal to (a) the lesser of the principal amount thereof or the price at which such Holder or beneficial owner acquired the Securities, together with, in either case, accrued and unpaid interest and Liquidated Damages, if any, to the earlier of the date of redemption or the date of the finding of unsuitability by such Gaming Regulatory Authority, which may be less than 30 days following the notice of redemption if so ordered by such Gaming Regulatory Authority or (b) such other amount as may be determined by such Gaming Regulatory Authority.

            In connection with any such redemption, and except as may be required by a Gaming Regulatory Authority, the Company shall comply with the procedures contained in the Indenture for redemptions of the Securities. Under the Indenture, the Company is not required to pay or reimburse any Holder of the Securities or beneficial owner of Securities who is required to apply for any such license, qualification or finding of suitability for the costs of the licensure or investigation for such qualification or finding of suitability. Such expenses will, therefore, be the obligation of such Holder or beneficial owner.

8. Procedures for Redemption.

            In the case of a partial redemption, the Trustee shall select the Securities or portions thereof for redemption on a pro rata basis, by lot or in such other manner it deems appropriate and fair; provided, however, that mandatory and optional redemptions from Excess Cash Flow will be done as nearly as practicable on a pro rata basis. The Securities may be redeemed in part in multiples of $1,000 only.

            Notice of any redemption will be sent by first class mail, at least 30 days and not more than 60 days prior to the date fixed for redemption to the Holder of each Security to be redeemed at such Holder's last address as then shown upon the registry books of the Registrar.

            Any notice which relates to a Security to be redeemed in part only must state the portion of the principal amount equal to the unredeemed portion thereof and must state that on and after the date of redemption, upon surrender of such Security, a new Security or Securities in a principal amount equal to the unredeemed portion thereof will be issued. On and after the date of redemption, interest and Liquidated Damages, if any, will cease to accrue on the Securities or portions thereof called for redemption, unless the Issuers default in the payment thereof.

9. Denominations; Transfer; Exchange.

            The Securities are in fully registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of Securities in accordance with the Indenture. No service charge will be made for any registration of transfer or exchange of the Securities, but the Issuers may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charge payable in connection therewith. The Registrar need not register the transfer of or exchange any Securities selected for redemption.

10. Persons Deemed Owners.

            The registered Holder of a Security may be treated as the owner of it for all purposes.

11. Unclaimed Money.

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Issuers at their written request. After that, all liability of the Trustee and any such Paying Agent(s) with respect to such money shall cease.

12. Discharge Prior to Redemption or Maturity.

            Except as set forth in the Indenture, if the Issuers irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, Cash, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, and Liquidated Damages, if any, and interest on the Securities to redemption or maturity and comply with the other provisions of the Indenture relating thereto, the Issuers will be discharged from certain provisions of the Indenture and the Securities (including the restrictive covenants described in paragraph 14 below, but excluding their obligation to pay the principal of and interest on the Securities).

13. Amendment; Supplement; Waiver.

            Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may under certain circumstances amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of a Security.

14. Restrictive Covenants and Excess Cash Purchase Offers.

            The Indenture imposes certain limitations on the ability of the Issuers to, among other things, incur additional Indebtedness and Disqualified Capital Stock, pay dividends or make certain other restricted payments, enter into certain transactions with Affiliates, incur Liens, sell assets, merge or consolidate with any other Person or transfer (by lease, assignment or otherwise) substantially all of the properties and assets of the Issuers. The limitations are subject to a number of important qualifications and exceptions. The Issuers must periodically report to the Trustee on compliance with such limitations.

            In addition, the Indenture requires the Company to accept Remaining Excess Cash Purchase Offers or any other offer to purchase Subordinated Notes, subject to certain qualifications, exceptions and requirements.

15. Repurchase at Option of Holder.

            If there is a Change of Control, the Issuers shall be required to offer to purchase on the Change of Control Purchase Date all outstanding Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Change of Control Purchase Date. Holders of Securities will receive a Change of Control Offer from the Issuers prior to any related Change of Control Purchase Date and may elect to have such Securities purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

16. Security for the Securities.

            The obligations of the Issuers with respect to the Securities are secured on an exclusive basis by a pledge of the Collateral. The Company has entered into the Collateral Agreements that provide for the pledge of the Collateral to the Trustee for the benefit of the Holders of the Securities. Such pledge secures the payment and performance when due of all of the obligations of the Issuers under the Indenture and the Securities.

            Following an Event of Default, the Trustee, on behalf of the Holders of the Securities, in addition to any rights or remedies available to it under the Indenture, may take such action as it deems advisable to protect and enforce its rights in the Collateral, including the institution of foreclosure proceedings.

17. Defaults and Remedies.

            If an Event of Default occurs and is continuing (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization), then in every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture, the Collateral Agreements or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest), if it determines that withholding notice is in their interest.

18. Trustee or Agent Dealings with Issuers.

            The Trustee and each Agent under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates as if it were not the Trustee and such Agent.

19. No Recourse Against Others.

            No direct or indirect stockholder, member, employee, officer, manager or director, as such, past, present or future, of the Issuers or any successor entity shall have any personal liability in respect of the obligations of the Issuers under the Securities or the Indenture by reason of his or its status as such stockholder, member, employee, officer, manager or director. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

20. Authentication.

            This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Security.

21. Abbreviations and Defined Terms.

            Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

22. CUSIP Numbers.

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers will cause CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

23. Additional Rights of Holders of Securities.

            The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                  Waterford Gaming, L.L.C.
                  914 Hartford Turnpike
                  P.O. Box 715
                  Waterford, CT  06385
                  Attn:  Len Wolman
                  Telephone: (860) 442-4559
                  Telecopy:   (860) 437-7752

                                   ASSIGNMENT

               I or we assign this Security to

___________________________________________________________

                                              __________________________________

___________________________

__________________________________________________________
(Print or type name, address and zip code of assignee)


            Please insert Social Security or other identifying number of assignee

__________________________

and irrevocably appoint __________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Dated:  __________ Signed:  ______________________________

__________________________________________________________

                        (Sign exactly as name appears on
                        the other side of this Security)

                              Signature Guarantee**

----------
** NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized Signature Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (Stamp); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee.

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Security purchased by the Issuers pursuant to Article IX of the Indenture, check the box: |_|

            If you want to elect to have only part of this Security purchased by the Issuers pursuant to Article IX of the Indenture, as the case may be, state the amount you want to be purchased: $________


Date:  ________________ Signature: ________________________
                                    (Sign exactly as your name
                                    appears on the other side of
                                    this Security)


                                            Signature Guarantee**

----------
** NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized Signature Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (Stamp); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee.

                 SCHEDULE OF EXCHANGES OF DEFINITIVE SECURITIES(3)

            The following exchanges of a part of this Global Security for Definitive Securities have been made:


              Amount of            Amount of           Principal Amount         Signature of
              decrease in          increase in         of this Global           authorized officer of
Date of       Principal Amount     Principal Amount    Security following       Trustee or
Exchange      of this Global       of this Global      such decrease (or        Securities
              Security             Security            increase)                Custodian
-------------------------------------------------------------------------------------------------------


----------
(3) This schedule should only be added if the Security is issued in global form.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF SECURITIES

Re: 12 3/4% SENIOR NOTES DUE 2003 OF WATERFORD GAMING, L.L.C. AND WATERFORD GAMING FINANCE CORP.

      This Certificate relates to $______ principal amount of Securities held in (check applicable box) _____ book-entry or ______ definitive form by _____ (the "Transferor").

The Transferor (check applicable box):

      |_|   has requested the Registrar by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

      |_|   has requested the Registrar by written order to exchange or register the transfer of a Security or Securities.

            In connection with such request and in respect of each such Security, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above-captioned Securities and as provided in
Section 2.6 of such Indenture, the transfer of this Security does not require registration under the Securities Act (as defined below) because (check applicable box):

      |_|   Such Security is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.6(a)(ii)(A) or Section 2.6(d)(i)(A) of the Indenture).

      |_|   Such Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")) in reliance on Rule 144A (in satisfaction of Section 2.6(a)(ii)(B) or Section 2.6(d)(i)(B) of the Indenture) or pursuant to an effective registration statement under the Securities Act (in satisfaction of Section 2.6(a)(ii)(C) or Section 2.6(d)(i)(C) of the Indenture).

      |_|   Such Security is being transferred in accordance with Rule 144 under the Securities Act, or pursuant to an exemption from registration in accordance with Regulation S under the Securities Act (in satisfaction of Section 2.6(a)(ii)(C) or Section 2.6(d)(i)(C) of the Indenture).


                                   ___________________________________________
                                   [INSERT NAME OF TRANSFEROR]


                                   By: _______________________________________


Date: ______________________